UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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[	]	Preliminary Proxy Statement
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[ X	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to § 240.14a-12
[	]	Definitive Proxy Statement

Pioneer Natural Resources Company
(Name of Registrant as Specified in Its Charter)
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PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (the "Company") will be held at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas  75039, on Tuesday, May 17, 2011, at 9:00 a.m. Central Time (the "Annual Meeting").  The Annual Meeting is being held for the following purposes:

1.	To elect three Class II Directors, each for a term of three years.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2011.

3.	To hold an advisory vote on executive compensation.

4.	To hold an advisory vote on the frequency of advisory votes on executive compensation.

5.	To consider two stockholder proposals, if properly presented at the meeting.

6.	To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials.  You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 21, 2011. In the event there are not sufficient votes for a quorum or to approve the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

In accordance with rules approved by the Securities and Exchange Commission, beginning on or about April 4, 2011, the Company mailed a Notice of Internet Availability of Proxy Materials to its stockholders containing instructions on how to access the proxy statement and vote online and made proxy materials available to the stockholders over the Internet.  Instructions for requesting a paper copy of the proxy materials are contained on the Notice of Internet Availability.

YOUR VOTE IS IMPORTANT

Please vote over the internet at  www.cstproxyvote.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting.  If you received a paper copy of the proxy materials (which includes the proxy card), you may also vote by completing, signing and returning the paper proxy card by mail.

By Order of the Board of Directors

Mark H. Kleinman
Secretary

Irving, Texas
April 4, 2011

PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Tuesday, May 17, 2011, at 9:00 a.m. Central Time, at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas 75039.  By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting.  Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person.  If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy.  You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date.  Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted under the rules of the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending on or about April 4, 2011, a Notice Regarding the Availability of Proxy Materials (the "Notice") to its stockholders of record as of the close of business on March 21, 2011.  This Notice includes (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access the Proxy, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by the Company’s agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.  If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions.  If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

QUORUM AND VOTING

Voting Stock.  The Company's common stock is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders.  Each share of common stock outstanding on the record date is entitled to one vote. An automated system that the Company's transfer agent administers will tabulate the votes.

Record Date.  The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 21, 2011.  As of the record date, 116,783,863 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments.  The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present.  At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Effect of Broker Non-Votes and Abstentions; Vote Required.  If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares.  If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you.  A “broker non-vote” results when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its Proxy.  Although broker non-vote will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to New York Stock Exchange Rule 452, the record holder will not be permitted to vote your shares with respect to the election of directors, the two advisory votes regarding executive compensation and the two stockholder proposals, and your shares will therefore be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares in its discretion with respect to the ratification of selection of the independent registered public accounting firm.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes present and entitled to be voted at the Annual Meeting. This means that the three director nominees with the most votes are elected.  Votes may be cast in favor of or withheld from the election of each nominee.  Votes that are withheld from a director will be treated as an abstention and accordingly, those shares will not be voted either for or against the director but will be counted for quorum purposes.  Broker non-votes will not be counted as votes, and, accordingly, will not affect the outcome of the election.

Ratification of the appointment of the Company’s independent registered public accounting firm, approval of the advisory vote on executive compensation and approval of the two stockholder proposals require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting.  Abstentions will be treated as votes against these proposals. Broker non-votes will not be voted either for or against approval of the advisory vote on executive compensation or approval of the two stockholder proposals, and therefore will not affect the outcome of these proposals.

With regard to the proposal as to whether to have the advisory vote on executive compensation on the agenda for future annual stockholders meetings every one, two or three years, the Proxy provides stockholders the ability to vote “For” any of the three alternatives, or to abstain from voting.  Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome. Because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

Default Voting.  A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy.  If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election as Class II Directors.

•	FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2011.

•	FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	FOR approval of holding the advisory vote on executive compensation every year.

•	AGAINST the two stockholder proposals.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy.  The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PARTICIPANTS IN THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the "401(k) Plan") who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee regarding how to vote those shares.  The trustee will vote the shares in a participant's 401(k) Plan account in accordance with the participant's instructions or, if no instructions are received prior to May 12, 2011, the shares credited to that participant's account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.  Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.

If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote those shares separately.

ITEM ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class II Directors of the Company to serve for a three year term to expire in 2014 and until either they are reelected or their successors are elected and qualified:

Edison C. Buchanan
R. Hartwell Gardner
Jim A. Watson

Messrs. Buchanan, Gardner and Watson are currently serving as Directors of the Company. Their biographical information is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected.  If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Item One - Election of Directors" above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Position

Scott D. Sheffield	58	Chairman of the Board of Directors and Chief Executive Officer
Thomas D. Arthur	66	Director
Edison C. Buchanan	56	Director
Andrew F. Cates	40	Director
R. Hartwell Gardner	76	Director
Andrew D. Lundquist	50	Director
Charles E. Ramsey, Jr.	74	Director
Scott J. Reiman	46	Director
Frank A. Risch	68	Director
Jim A. Watson	72	Director
Timothy L. Dove	54	President and Chief Operating Officer
Mark S. Berg	52	Executive Vice President and General Counsel
Chris J. Cheatwood	50	Executive Vice President, Business Development and Technology
Richard P. Dealy	45	Executive Vice President and Chief Financial Officer
William F. Hannes	51	Executive Vice President, South Texas Operations
Danny L. Kellum	56	Executive Vice President, Permian Operations
David McManus	57	Executive Vice President, International Operations
Jay P. Still	49	Executive Vice President, Domestic Operations
Frank W. Hall	60	Vice President and Chief Accounting Officer

The Company has classified its Board of Directors into three classes.  Directors in each class are elected to serve for three-year terms and until either they are reelected or their successors are elected and qualified.  Each year, the directors of one class stand for reelection as their terms of office expire.  Messrs. Arthur, Cates, Reiman and Sheffield are designated as Class III Directors, and their terms of office expire in 2012. Messrs. Lundquist, Ramsey and Risch are designated as Class I Directors, and their terms of office expire in 2013.

Set forth below is biographical information about each of the Company's Directors and nominees for Director.

Scott D. Sheffield.  Mr. Sheffield, a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering, has held the position of Chief Executive Officer for the Company since August 1997 and assumed the position of Chairman of the Board of Directors for the Company in August 1999.  Mr. Sheffield was elected Chief Executive Officer and Director of Pioneer Natural Resources GP LLC (“Pioneer GP”), the general partner of Pioneer Southwest Energy Partners L.P., a 61 percent-owned subsidiary of the Company (“Pioneer Southwest”), in June 2007 and Chairman of the Board of Pioneer GP in May 2008.  He was President of the Company from August 1997 to November 2004.  He was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley Petroleum Company, a predecessor of the Company ("Parker & Parsley"), from October 1990 until the Company was formed in August 1997.  Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979.  Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a Director. In March 1989, Mr. Sheffield was elected Chairman of the Board of Directors and Chief Executive Officer of PPDC.  Before joining PPDC, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. The Board believes that Mr. Sheffield is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his role as Chief Executive Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry.

Thomas D. Arthur.  Mr. Arthur became a Director of the Company in June 2009.  Mr. Arthur received his undergraduate degree from the University of North Carolina at Chapel Hill in 1966, and a Master of Business Administration from East Carolina University in 1971.  From 1966 to 1969, he served in the U.S. Army as an infantry lieutenant.  From 1971 until 1974, Mr. Arthur was Vice President of a Florida based investment banking firm.  He joined Havatampa Corporation in Tampa, Florida in 1974 as Chief Financial Officer, and then later served as Chief Operating Officer.  In 1978, the cigar manufacturing business of Havatampa Corporation was purchased by Havatampa Incorporated, of which Mr. Arthur was President, Chief Executive Officer and majority shareholder until its sale in 1997.  Since 1998, he has been engaged in private investments.  He serves on the boards of numerous community organizations. Messrs. Arthur, Cates and Reiman were elected pursuant to an agreement with Southeastern Asset Management, Inc. (“Southeastern”) under which the Company agreed to nominate three individuals for election to the Board at the Company’s 2009 Annual Meeting of Stockholders.  At the time of this agreement, Southeastern was the Company’s largest stockholder.  In reviewing Southeastern’s recommendation of Mr. Arthur in 2009, the Board concluded, and currently believes, that his prior senior executive experience qualifies him to serve on the Board of Directors.

Edison C. Buchanan.  Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University in 1977 and a Master of Business Administration in Finance and International Business from Columbia University Graduate School of Business in 1981.  From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices.  In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group.  In 2000, Mr. Buchanan became Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston.  Mr. Buchanan became a Director of the Company in 2002.  Since 2004, Mr. Buchanan has also served on the Board of Directors of MFA Financial, Inc. The Board believes that Mr. Buchanan is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his financial education, his extensive experience of over twenty years in investment banking, and his management experience as a senior executive with a large institution.

Andrew F. Cates.  Mr. Cates became a Director of the Company in June 2009. Mr. Cates earned a Bachelor of Business Administration in Finance at the University of Texas at Austin.  Mr. Cates founded RVC USA, LP, a developer and operator of outdoor resorts, and he is the President of its corporate general partner, RVC USA Management, LLC, which he owns and operates.  He is also the Managing Member of Value Acquisition Fund, an acquisition, development, and asset management company founded by him in 2004.  Mr. Cates has acquired and asset managed commercial real estate throughout the southeastern United States within various entities.  In 1993, Mr. Cates began his real estate career in Dallas, Texas, where he worked as an Analyst at Trammell Crow Company Capital Markets Group, and in 1995, he became an Associate for Crow Family Holdings.  Mr. Cates currently serves on numerous civic and charitable boards.   Messrs. Arthur, Cates and Reiman were elected pursuant to the agreement with Southeastern under which the Company agreed to nominate three individuals for election to the Board at the Company’s 2009 Annual Meeting of Stockholders.  In reviewing Southeastern’s recommendation of Mr. Cates in 2009, the Board, while noting that he is the brother of the President of Southeastern, concluded, and currently believes, that his senior executive experience and experience in business operations and asset management, as well as evaluating investments, qualifies him to serve on the Board of Directors.

R. Hartwell Gardner.  Mr. Gardner became a Director of the Company in August 1997. He served as a Director of Parker & Parsley from November 1995 until August 1997.  Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned a Master of Business Administration from Harvard University. Until October 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively.  Mr. Gardner is a member of Financial Executives International where he served as Chairman in 1986 and 1987 and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. in Hamilton, Bermuda. The Board believes that Mr. Gardner is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his graduate education, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his knowledge of accounting and finance and management experience developed as an executive of a major integrated oil company.

Andrew D. Lundquist. Mr. Lundquist received a Bachelor of Science degree in Business Administration (Finance) from the University of Alaska and a Juris Doctorate from Catholic University Columbus School of Law.  He joined the Company's Board of Directors in September 2004, in accordance with the terms of the Company's merger with Evergreen Resources, Inc. after having served as an independent director on the Board of Directors of Evergreen Resources, Inc. since November 2002.  During 2001, Mr. Lundquist served as the Director of The White House National Energy Policy Development Group, which directed the cabinet-level task force created by the President and headed by the Vice President that produced the President's National Energy Policy. At that same time, he also served as Senior Advisor to the President and Vice President on energy issues.  Mr. Lundquist was the Majority Staff Director of the U.S. Senate Energy and Natural Resources Committee from 1998 to 2001.  Since March 2002, Mr. Lundquist has served as the Managing Partner of BlueWater Strategies LLC, a Washington, D.C.-based consulting firm that provides analytic and strategic advice to senior executives of corporations.  Mr. Lundquist also serves as Director of Coeur d'Alene Mines Corporation, a company engaged in the operation, ownership, development and exploration of silver and gold mining property. The Board believes that Mr. Lundquist is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his education in the law, and his experience in federal government service and in the provision of government relations advice, including over 20 years as an advisor on energy policy issues.

Charles E. Ramsey, Jr.  Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration.  Mr. Ramsey has served as a Director of the Company since August 1997. Mr. Ramsey served as a Director of Parker & Parsley from October 1991 until August 1997.  From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. in its Dallas, Texas office.  His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President.  Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation. The Board believes that Mr. Ramsey is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his educational background in petroleum engineering and advanced degree in management, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, his financial experience in the investment banking industry and his extensive knowledge of the energy industry through education as well as a career of over twenty-five years in operational and executive positions with oil and gas companies.

Scott J. Reiman.  Mr. Reiman became a Director of the Company in June 2009.  Mr. Reiman graduated from the University of Denver in 1987 with a Bachelor of Science in Business Administration in Finance.  Mr. Reiman is the founder of Hexagon Investments, a private investment company, and has served as President since 1992.  Mr. Reiman has been a member of the Board of Trustees at the University of Denver since 1999 and chairs its Investment Committee.  Mr. Reiman also serves on many other civic boards of directors and is currently a member of the Mayor's Financial Management Task Force for the City of Denver.  Messrs. Arthur, Cates and Reiman were elected pursuant to the agreement with Southeastern under which the Company agreed to nominate three individuals for election to the Board at the Company’s 2009 Annual Meeting of Stockholders.  In reviewing Southeastern’s recommendation of Mr. Reiman in 2009, the Board concluded, and currently believes, that his experience founding his own investment company and analyzing investments qualifies him to serve on the Board of Directors.

Frank A. Risch.  Mr. Risch holds a Bachelor of Science degree in Business Administration from Pennsylvania State University and a Master of Science degree in industrial administration from Carnegie Mellon University.  Mr. Risch joined Exxon Corporation in 1966 as a financial analyst in New York and subsequently held various positions in finance, planning, marketing and general management with Exxon and its operating affiliates in the U.S. and abroad for nearly 38 years.  Mr. Risch retired in 2004 as Vice President and Treasurer (and Principal Financial Officer) of Exxon Mobil Corporation.  He was appointed to the Company's Board of Directors in August 2005.  He is a member of the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University.  He is active in civic and community organizations, serving as Chairman of the Board of the Dallas Theater Center and as a member of the Boards of the Communities Foundation of Texas, the Dallas Center for the Performing Arts and Dallas CASA (Court Appointed Special Advocates).  He is a member of the Financial Executives International, the World Affairs Council of Greater Dallas and the Dallas Committee on Foreign Relations. The Board believes that Mr. Risch is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his extensive experience as an employee and executive in the oil and gas industry for almost 40 years, including his role, at the time of his retirement, as principal financial officer of Exxon Mobil Corporation.

Jim A. Watson. Mr. Watson became a Director of the Company in September 2004.  He earned a Bachelor of Arts degree from The University of Texas in 1962 and graduated, with honors, from The University of Texas School of Law in 1964.  Mr. Watson has served as Senior Counsel for the law firm of Carrington, Coleman, Sloman, & Blumenthal, L.L.P. in Dallas, Texas since June 2003.  Before then, he was a partner at the law firm of Vinson & Elkins L.L.P. in Dallas, Texas.  From 1987 to 1995, he held the position of Adjunct Professor at The University of Texas School of Law and from 2000 to 2004, Mr. Watson was Chairman of the Advisory Board of the Clement Center for Southwestern Studies at Southern Methodist University.  Since 1989, Mr. Watson has been included in The Best Lawyers in America.  The Board believes that Mr. Watson is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his education in the law, and his extensive experience of over 40 years as a corporate attorney.

Set forth below is biographical information about each of the Company’s executive officers, other than Mr. Sheffield.  All of the Company’s executive officers serve at the discretion of the Board of Directors.

Timothy L. Dove.  Mr. Dove was elected the Company’s President and Chief Operating Officer in November 2004.  Mr. Dove was also elected President and Chief Operating Officer of Pioneer GP in June 2007.  Mr. Dove held the positions for the Company of Executive Vice President and Chief Financial Officer from February 2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000.  Mr. Dove joined Parker & Parsley in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997.  Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development.  Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his Master of Business Administration in 1981 from the University of Chicago.

Mark S. Berg. Mr. Berg was elected the Company’s Executive Vice President and General Counsel when he joined the Company in April 2005.  Mr. Berg was also elected Executive Vice President, General Counsel and Assistant Secretary of Pioneer GP in June 2007.  Prior to joining the Company, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2002.  Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary.  He served in that capacity from May 2002 through April 2004.  Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P.  He was a partner with the firm from 1990 through 1997.  Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Tulane University in 1980.  He earned his Juris Doctorate with honors from The University of Texas Law School in 1983.

Chris J. Cheatwood.  Mr. Cheatwood was elected the Company’s Executive Vice President, Business Development and Technology in February of 2010.  Mr. Cheatwood also serves as Executive Vice President, Business Development and Technology of Pioneer GP.  Mr. Cheatwood had previously served the Company as Executive Vice President, Geoscience since November 2007, as Executive Vice President - Worldwide Exploration from January 2002 until November 2007, as Senior Vice President - Exploration from December 2000 to January 2002, and as Vice President - Domestic Exploration from July 1998 to December 2000.  Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corporation.  Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

Richard P. Dealy. Mr. Dealy was elected the Company’s Executive Vice President and Chief Financial Officer in November 2004.  Mr. Dealy was also elected Executive Vice President, Chief Financial Officer, Treasurer and Director of Pioneer GP in June 2007.  Mr. Dealy held positions for the Company as Vice President and Chief Accounting Officer from February 1998 to November 2004, and Vice President and Controller from August 1997 to January 1998.  Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1995, in which position he served until August 1997.  He is a Certified Public Accountant, and before joining Parker & Parsley, he was employed by KPMG LLP.  Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

William F. Hannes.  Mr. Hannes was elected the Company’s Executive Vice President - South Texas Operations in February 2010.  Mr. Hannes had previously served the Company as Executive Vice President - Business Development since December 2007, and Executive Vice President - Worldwide Business Development from November 2005 to December 2007.  Mr. Hannes joined Parker & Parsley in July 1997 as Director of Business Development, and continued to serve the Company in this capacity after the Company's formation in August 1997 until he was promoted to Vice President – Engineering and Development in June 2001, which position he held until November 2005.  Prior to joining Parker &

Parsley, Mr. Hannes held engineering positions with Mobil and Superior Oil.  He graduated from Texas A&M University in 1981 with a Bachelor of Science degree in Petroleum Engineering.

Danny L. Kellum.  Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected the Company’s Executive Vice President - Permian Operations in February 2010.  Mr. Kellum also serves as a director and Executive Vice President, Permian Operations of Pioneer GP.  Mr. Kellum had previously served the Company as Executive Vice President - Domestic Operations since May 2000, and as Vice President - Domestic Operations from January 2000 until May 2000, and Vice President - Permian Division from August 1997 until December 1999. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation, and his service with Parker & Parsley included serving as Spraberry District Manager from 1989 until 1994 and as Vice President of the Spraberry and Permian Division until August 1997.

David McManus. Mr. McManus was elected the Company’s Executive Vice President, International Operations in November 2007.  In January 2005, Mr. McManus joined the Company as Vice President, International Operations and continued to serve in that capacity until November 2007.  Prior to joining the Company, Mr. McManus was Executive Vice President with the BG Group where he was responsible for developing technical and commercial capabilities and directing assets in the Eastern Hemisphere from April 2000 to October 2004. He also served as President of ARCO Europe from June 1994 to April 2000.  Prior to that, Mr. McManus held senior positions with LASMO, Ultramar, Shell and Fluor.  Since 2004, Mr. McManus has also served on the Board of Directors for Cape PLC as the Chairman and a member of the Compensation Committee.  In October 2010, Mr. McManus became of member of the Board of Directors for Rockhopper Exploration PLC.  Mr. McManus graduated from Heriott-Watt University in Edinburgh, Scotland, with a degree in civil engineering.

Jay P. Still.  Mr. Still was elected the Company’s Executive Vice President - Domestic Operations in November 2007. Prior to that time, Mr. Still held the positions of Executive Vice President, Western Division from November 2005, Vice President, Western Division from September 2004 to November 2005, Vice President, Gulf of Mexico from July 2001 to September 2004 and Vice President of Operations for a former subsidiary of the Company located in Argentina from November 1997 to July 2001.  Mr. Still joined Parker & Parsley in January 1995 as Director of Engineering Development and continued to serve the Company in this capacity after the Company's formation in August 1997.  Prior to joining Parker & Parsley, Mr. Still spent ten years with Mobil in various drilling, operations and reservoir engineering assignments focusing on the Gulf of Mexico before moving into international business development activities.  Mr. Still earned his Masters in Business Administration at Loyola University and a Bachelor of Science in Mechanical Engineering from Texas A&M University.

Frank W. Hall.  Mr. Hall was elected the Company’s Vice President and Chief Accounting Officer in May 2008.  Mr. Hall was also elected Vice President and Chief Accounting Officer of Pioneer GP in May 2008.  Prior to that time, Mr. Hall held the positions for the Company of Corporate Controller from March 2007, Assistant Controller from January 2005 to March 2007 and Manager of Financial Reporting from September 1998 to January 2005.  From 1989 to 1998, Mr. Hall was an employee of Oryx Energy Company, where he held Senior Financial Analyst positions in Financial Planning and Financial Reporting.  He was a partner in the certified public accounting firm of Hall, Brock & Co. from 1983 to 1989; the Controller of Riddle Oil Company from 1980 to 1983; and a member of the audit staff of Touche Ross & Co. from 1977 to 1980.  Mr. Hall graduated with highest honors from the University of Dallas with a Master of Business Administration in Corporate Finance and graduated from the University of Texas at San Antonio with a Bachelor of Business Administration, where he majored in accounting and business management.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors of the Company held thirteen meetings during 2010, and its independent directors met in executive session four times during 2010.  During 2010, each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served.

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee.

Audit Committee.  Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.pxd.com.  The members of the Audit Committee are Messrs. Gardner (Chairman), Arthur, Risch and Watson.  The Audit Committee held nine meetings during 2010.

Compensation and Management Development Committee.  Responsibilities of the Compensation and Management Development Committee (the "Compensation Committee"), which are discussed in detail in its charter that is posted on the Company's website at www.pxd.com, include among other duties, the responsibility to:

•	periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company,
•	approve the annual salaries, bonuses and share-based awards paid to the Company's executive officers,
•	periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees,
•	administer the Company's equity plans, and
•	oversee the Company's succession planning.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate.  Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Vice President, Administration and Risk Management of the Company, or such other officer as may from time to time be designated by the Compensation Committee, acts as the management liaison to the Compensation Committee and works with the Compensation Committee chairperson to prepare an agenda for regularly scheduled meetings.  The Compensation Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting.  The Company's Chief Executive Officer (the "CEO") makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers' performance; however, the Compensation Committee makes all final decisions regarding the executive officers' compensation.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation.  The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.  During 2010, the Compensation Committee engaged the services of Meridian Compensation Partners LLC ("Meridian").  The terms of Meridian’s engagement are set forth in an engagement agreement that provides, among other things, that Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee.  Among the services Meridian was asked to perform were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company's executive compensation and benefits programs; assessing the relationship between executive pay and performance; advising on the design of the Company's incentive compensation programs, including metric selection and target setting and the design and administration of the Company's performance unit award program; advising the Compensation Committee on director compensation; and providing such additional reports and analyses as requested by the Compensation Committee from time to time.  Meridian does not provide any services to the Company other than its services to the Compensation Committee.

The members of the Compensation Committee are Messrs. Buchanan (Chairman), Cates, Lundquist, Ramsey and Reiman.  The Compensation Committee held five meetings during 2010.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices.  Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.pxd.com.  The members of the Nominating and Corporate Governance Committee are Messrs. Arthur, Buchanan, Cates, Gardner, Lundquist, Reiman, Ramsey, Risch and Watson.  The Nominating and Corporate Governance Committee held three meetings during 2010.

COMPENSATION

Compensation of Directors

2010 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee directors during 2010.

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2) ($) (c)	All Other Compensation (3) ($) (g)	Total ($) (h)
Thomas D. Arthur	$15	$249,985	$387	$250,387
Edison C. Buchanan	$30	$264,970	$-	$265,000
Andrew F. Cates	$15	$249,985	$4,149	$254,149
R. Hartwell Gardner	$37,530	$264,970	$-	$302,500
Andrew D. Lundquist	$15	$249,985	$-	$250.000
Charles E. Ramsey, Jr.	$37,530	$264,970	$-	$302,500
Scott J. Reiman	$15,015	$249,985	$-	$265,000
Frank A. Risch	$33,765	$249,985	$-	$283,750
Jim A. Watson	$33,765	$249,985	$-	$283,750
___________
(1)
For the 2009-2010 director year equity awards, the non-employee directors could choose to be compensated for their annual directors' fees in (i) 100 percent cash, (ii) 100 percent restricted stock units or (iii) a 50/50 combination thereof.  Amounts in this column represent fees elected to be received in cash for services as a director during 2010, and, for directors electing to receive fees in restricted stock units during 2010, any cash they received in lieu of fractional restricted stock units.

(2)
Stock awards represent the aggregate grant date fair value attributable to restricted stock unit awards granted in 2010 determined in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 ("FASB ASC 718").  Accordingly, the Company valued its restricted stock unit awards based on the market-quoted closing price of the Company's common stock on the last business day prior to the grant date of the awards.  Additional detail regarding the Company's share-based awards is included in Note G of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.  Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2010, totaled (i) 5,675 shares for Messrs. Arthur, Reiman and Cates; (ii) 2,113 shares for Messrs. Buchanan, Gardner and Ramsey; and (iii) 1,994 shares for Messrs. Lundquist, Risch and Watson.  In accordance with director elections, awards for which restrictions had lapsed but for which share issuance has been deferred totaled (i) 18,631 shares for Mr. Buchanan; (ii) 3,304 shares for Mr. Gardner; (iii) 8,184 shares for Mr. Lundquist; and (iv) 4,417 shares for Mr. Watson as of December 31, 2010.  The Company did not issue to the directors any options to purchase the Company's common stock during 2010, and the directors did not hold unexercised stock options as of December 31, 2010.

(3)	All other compensation includes travel and entertainment costs of directors' spouses.
.
Commencing with the 2010-2011 director year, which began with the annual meeting of stockholders in May 2010, the compensation program for the Company's non-employee directors was changed so that the elements of the program are as follows:

•	Each non-employee director receives an annual retainer of $250,000, all of which is payable in the form of restricted stock units.
•
The lead director and the chairmen of the Audit Committee and the Compensation Committee each receives an additional annual retainer of $15,000, all of which is payable in the form of restricted stock units.

All of the restricted stock units received in payment of directors' fees vest quarterly on a pro rata basis during the director year, and the price that will be used to calculate the number of restricted stock units granted is based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders.

            Prior to the annual meeting in May 2010, the elements of compensation for the Company's non-employee directors were as follows:

•	Each non-employee director received an annual base retainer fee of $50,000 and an annual fee of $10,000 for service on one or more committees.
•	Each non-employee director received an annual equity award of $120,000 in restricted stock units, which vested one year following the date of the award.
•	Audit Committee members received an additional $7,500 annual fee.
•	The lead director received an additional $15,000 annual fee.
•	The chairman of the Audit Committee received an additional $7,500 annual fee.
•	The chairman of the Compensation Committee received an additional $2,500 annual fee.

Under the 2009-2010 director compensation program, the non-employee directors could choose to be compensated for their annual directors' fees in (i) 100 percent cash, (ii) 100 percent restricted stock units or (iii) a 50/50 combination thereof.  The restricted stock units received in payment of annual directors' fees vested quarterly on a pro rata basis during the director year.  The price used to calculate the number of restricted stock units granted with respect to both the annual equity award and any fees that a director chose to receive in restricted stock units was based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders.

Non-employee directors may elect to defer settlement of their restricted stock units until the earliest to occur of (i) their death, (ii) a change in control, (iii) a date certain or (iv) the one-year anniversary of their retirement, resignation, or removal from the Board of Directors.

The vesting of ownership and the lapse of transfer restrictions on restricted stock units awarded to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

           Additionally, each non-employee director is provided information technology support by the Company and is also reimbursed for travel expenses to attend meetings of the Board of Directors or its committees, travel and entertainment expenses for each director's spouse who is invited to accompany directors to meetings of the Board of Directors, director education, seminars and trade publications.  No additional fees are paid for attendance at Board of Directors or committee meetings. The Company's CEO does not receive additional compensation for serving on the Board of Directors.

Stock Ownership Guidelines for Directors

To support the Company's commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value equal to at least $500,000.  The non-employee directors have three years after joining the Board of Directors to meet this guideline.  In evaluating compliance by directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings.  All non-employee directors are in compliance with this ownership guideline.

Compensation of Executive Officers

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee’s philosophy for determining the compensation program for the Company’s CEO, Chief Financial Officer and the three other most highly compensated executive officers for 2010 (the "NEOs”) and to discuss why and how the 2010 compensation package for these executives was implemented.  Following this discussion are tables that include compensation information for the NEOs.  The NEOs for 2010 are as follows:

•	Scott D. Sheffield, Chairman of the Board of Directors and Chief Executive Officer;
•	Timothy L. Dove, President and Chief Operating Officer;
•	Richard P. Dealy, Executive Vice President and Chief Financial Officer;
•	Chris J. Cheatwood, Executive Vice President, Business Development and Technology; and
•	Danny Kellum, Executive Vice President, Permian Operations.

Executive Summary

As described in more detail throughout this Compensation Discussion and Analysis, the Company’s executive compensation program is designed primarily to “pay for performance” based on a combination of fixed and variable pay with long-term and short-term goals.

For 2010, the Company delivered some of the strongest operating and financial performance in the Company’s history. The Compensation Committee believes the catalyst for these results was the leadership, vision and hard work of the executive team. The 2010 results include:

•
Added proved reserves during 2010 totaling 104 million barrels oil equivalent (MMBOE) from drilling success and improved performance, thereby replacing 232 percent of the Company’s full-year production (target was 150 percent to 190 percent).

•
Reported 2010 drillbit finding and development cost of $9.96 per barrel oil equivalent (BOE) excluding price revisions (target was $13 per BOE to $17 per BOE) (see the table of performance metrics below for a definition of drillbit finding and development cost).

•	Reduced net debt-to-book capitalization from 43 percent at year-end 2009 to 37 percent (target was 40 percent to 42 percent).
•	Kept unit operating costs essentially flat compared to 2009 at $11.74 during a period of significant activity ramp up (target was $12.00 per BOE to $13.00 per BOE).
•
Achieved production growth target of ten percent from the fourth quarter of 2009 to the fourth quarter of 2010 (including volumes reflected in discontinued operations associated with the sale of the Company’s operations in Tunisia, and eleven percent excluding such volumes), in spite of the 2010 production impact of the lower capital spending level in 2009.

In addition to the strong performance against operating and financial goals, the Compensation Committee took note of the significant increase in net asset value on a proved-reserves basis the Company achieved during 2010. Also, the executive team delivered other results that created substantial value for the Company, including:

•	Significantly ramped up drilling activity in the Spraberry filed while managing costs.
•	Enhanced the Company’s execution capability in the Spraberry field by expanding vertical services integration.
•	Ramped up drilling activity and successfully executed a successful joint venture for the Company’s interest in the Eagle Ford Shale play.
•	Acquired a substantial acreage position in the Barnett Shale Combo play.

The Company’s stock price at December 31, 2010 reflected an increase of 80 percent compared to year-end 2009, and, for the second straight year, the Company ranked in the top 15 companies in the S&P

500 Index when comparing year-over-year stock price performance - 11th in 2010 and 14th in 2009. For this two-year period, the Company’s year-over-year stock price performance ranked 7th best in the S&P 500 and the Company’s stock was the top performing energy stock in the Index.

The Compensation Committee believes that the balanced, conservative compensation programs that were in place during 2010 operated as the Committee intended when it designed and implemented the programs, specifically:

•	Base salary - designed to be a fixed portion of total compensation and established at or near the median level of base pay for the Company’s peer group.

o	The Compensation Committee did not increase base salaries of the NEOs for 2010 or 2011.

•
Annual bonus - payment is determined by the Compensation Committee based on its subjective evaluation of the Company’s performance, with consideration given to the Company’s performance against certain pre-established target goals and stretch goals and individual performance, and can range anywhere from 0 percent to 250 percent of the target bonus.

o	The Compensation Committee awarded cash bonuses for 2010 from 210 percent to 250 percent of target to recognize the Company’s outstanding achievements.

•
Long-term incentive awards - the awards in any given year are made at approximately the median level for the Company’s peer group and that level does not change based on performance. The value actually realized by an executive is directly related to how the Company’s stock performs over the three-year period following the grant of the award. For example, amounts realized by the NEOs during 2010 were directly linked to the Company’s stock price performance after the awards were granted in 2007 and 2008.

o
The Compensation Committee granted long-term incentive awards valued at or near the median level of the Company’s peers. To illustrate the long-term nature of this element of the compensation program, as a result of the significant value created for the Company’s stockholders over the three-year period from 2008 to 2010, the Company’s relative total stockholder return performance for that three-year period was second among the Company’s peers; accordingly, on December 31, 2010, the NEOs earned a 200 percent payout on their performance units for this period.

 Information regarding the Committee’s compensation decisions and executive compensation is contained in the remainder of this Compensation Discussion and Analysis section.

Philosophy

The Company’s executive compensation program is designed to provide a performance-driven compensation package that allows the Company to attract, retain and motivate its executives to achieve optimal results for the Company and its stockholders.  The Compensation Committee strives to create the proper allocation among long-term and short-term goals while ensuring a proper balance of risks in achieving goals. There are three main components of this compensation program:

•	Base salary, which is a stable and fixed amount near the median level as compared to the Company’s peers;
•
Annual cash bonus incentive target levels, which generally are targeted to be near the median level as compared to the Company’s peers, with payouts determined based on Company and individual performance during the year; and

•
Long-term incentive awards, which generally are targeted to be valued at or near the median level as compared to the Company’s peers, with payout determined by the performance of the Company’s stock over a three-year period.

As an executive’s leadership role expands, the scope, duties and responsibilities of the executive’s position increases. As this occurs, the Compensation Committee believes a greater portion of total compensation should be performance-driven and have a longer-term emphasis, and base salary should be a relatively smaller portion of total compensation. This structure supports the Compensation Committee’s belief that the majority of the executive’s compensation should be driven by the performance of the Company.  If the Company performs above expectations, the executive’s total annual cash bonus incentive payouts and realized value from long-term incentive awards will be above median levels, and if the performance is poor, that performance-related compensation will be below median levels.

The annual cash bonus incentive established for 2010 was based on the following philosophy:

•
Payout should be determined by a subjective evaluation of the Company’s performance, with consideration given to the Company’s performance against certain pre-established target goals and stretch goals;

•
The performance goals should be a group of internal operational and financial goals that support the Company’s business plan for the year, and the goals should not be weighted in a formulaic way, but evaluated in light of industry conditions during that year;

•
The executive group is held responsible as a team in the Committee’s determination of bonus payouts.  Individual executives may receive bonus payments above the team level if an individual’s contribution adds significant value, or below the team level, if performance does not meet expectations, but the primary emphasis is team performance; and

•	Bonus payouts within the oil and gas industry should be considered to confirm that the approved bonus payout levels are competitive relative to the Company’s performance.

Regarding long-term incentive plan awards, the Compensation Committee believes:

•	Long-term incentive awards are critical to the Company’s ability to attract, motivate and retain the Company’s key executives;
•
These awards, with a significant but appropriate risk element so that the  compensation realized largely depends on Company performance after the grant date, should make-up the majority of an executive’s total compensation;

•	The award values should be targeted at or near the median level compared to peer positions similar to the executive’s position with consideration given to tenure, experience and internal equity;
•
Stock ownership requirements, three year cliff vesting and the fact that a majority of an executive’s compensation is paid in stock motivate the executive to provide a focus on long-term results and effectively align the interests of executives and stockholders; and

•
Providing long-term incentive awards in a combination of restricted stock, stock options and performance units encourages executives to take the proper level of risk in developing and executing the Company’s business plan with a true long-term focus.

The Compensation Committee takes a conservative approach in providing perquisites and retirement benefits, limiting perquisites to benefits that also provide both a direct and indirect benefit to the Company, and limiting the Company’s retirement obligations to defined contribution-type plans so that future retirement liabilities are known and funding issues are avoided.

Role of the Compensation and Management Development Committee.  As a part of its oversight of the Company's executive compensation program, the Compensation Committee:

•	Administers the Company's executive compensation program;
•	Establishes the Company's overall compensation philosophy and strategy; and

•	Ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.

In discharging its duties, the Compensation Committee:

•	Determines the individual elements of the CEO’s total compensation and benefits;
•	Approves specific annual corporate goals and objectives relative to the CEO’s compensation; and
•	Reviews the CEO’s performance in meeting these corporate goals and objectives.

Prior to finalizing compensation for the CEO, the Compensation Committee reviews its intentions with the other independent directors of the Company and receives their input.

The CEO makes recommendations to the Compensation Committee regarding the compensation of the other NEOs, and provides information to the Committee regarding their performance. After considering the recommendations of the directors and the CEO, however, the Committee makes all final decisions regarding the NEOs' compensation.

The Compensation Committee utilizes tally sheets to review each NEO's total compensation and potential payouts in the event of a change in control and for various terminating events, including the NEO’s potential “walk-away” benefits, to determine if the compensation plan design is meeting the Committee's objectives of providing fair compensation and effective retention.

A further description of the duties and responsibilities of the Compensation Committee can be found in "Meetings and Committees of Directors - Compensation and Management Development Committee."

Role of Executive Officers.  The Company's Administration and Human Resources Departments assist the Compensation Committee and the Committee's compensation consultant in gathering the information needed for their respective reviews of the Company's executive compensation program.  This assistance includes assembling requested compensation data for the NEOs.  As referenced in the section above, the CEO develops pay recommendations for the other NEOs for review and discussion with the Compensation Committee.  The Committee, in executive session and without executive officers present, approves the CEO's pay levels.

Role of the Compensation Consultant.   For 2010, the Compensation Committee retained Hewitt Associates LLC as its independent consultant on executive and director compensation. In October 2010, Hewitt separated a portion of its executive compensation consulting practice into Meridian as a separate, independent company, and the Committee continued its relationship with Meridian. Meridian’s engagement is to act as an independent advisor to the Compensation Committee to provide information and objective advice regarding executive compensation. All of the decisions with respect to the Company's executive compensation, however, are made by the Compensation Committee.  The Committee did not direct Meridian to perform its services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate the compensation consultant, and the Committee evaluates the compensation consultant annually. The Committee has retained Meridian as its independent consultant on executive and director compensation for 2011.

Meridian may, from time to time, contact the Company's executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the Company's executive officers also receive.

Benchmarking.  In conjunction with its independent consultant, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine how well actual compensation levels compare to the Company’s overall philosophy and the external market.  Each year a peer group is established consisting of independent oil and gas exploration companies that have similar operational and capital investment profiles as the Company. The Committee believes these metrics are appropriate for determining peers because this peer group provides a reasonable point of reference for comparing the compensation of the Company’s executives to others holding similar positions and having similar responsibilities.  The Committee's objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company.

The Company's benchmarking consists of all components of direct compensation, including base salary, annual incentive bonus and long-term incentives.  Information gathered from the proxy statements of the peer group companies and Meridian's proprietary databases are reviewed as a part of the benchmarking effort.   The Compensation Committee reviews the peer group each year and makes changes as needed.

For the 2010 compensation decisions, the Compensation Committee used a peer group of 14 companies, and grouped those companies into three tiers as follows:

Company Name	Tier
	1	2	3
Anadarko Petroleum Company			*
Devon Energy Corporation			*
Chesapeake Energy Corporation		*	*
Apache Corporation		*	*
EOG Resources, Inc.	*	*	*
Noble Energy, Inc.	*	*	*
Plains Exploration and Production Company	*	*	*
Newfield Exploration Company	*	*	*
Range Resources Corporation	*	*	*
Cimarex Energy Co.		*	*
Forest Oil Corporation		*	*
Quicksilver Resources Inc.		*	*
Whiting Petroleum Corporation			*
Ultra Petroleum Corp.			*

The companies grouped under tier one represent companies the Committee believes are most closely related to the Company in size and operations.  The tier two group represents tier one companies plus the next five companies closest in size and operations to the Company.  The tier three group includes all 14 peer companies to reflect a broader perspective of the market.  The Committee believes this tiered approach to analyzing the benchmarking data provides additional insight to determine the most comparable levels of compensation for each NEO.  For 2010, Range Resources Corporation replaced Forest Oil Corporation as a tier one company because the Committee believes that Range’s size and operations are more closely aligned with the Company’s than those of Forest.

Elements of the Company’s Compensation Program

The following sections describe in greater detail each of the components of the Company's executive compensation program and how the amounts of each element were determined for 2010.

Base Salary

The Compensation Committee initially reviewed with Meridian its base salary survey data and analyzed how effectively the survey data matched each executive’s position. The Committee determined that each NEO’s 2009 base salary was at approximately the median level for the NEO’s position for 2010.  The Committee also determined that each NEO was performing at the high level expected of a Company executive officer.   In accordance with the Company’s executive compensation philosophy, the Committee determined each NEO's base salary was appropriately set and did not increase them for 2010.  The Committee conducted a similar review of the NEOs’ base salaries for 2011 and did not increase the NEOs’ base salaries for 2011.

Annual Cash Bonus Incentives

In early 2010, the Compensation Committee established each NEO’s target bonus level as a percent of the executive’s base salary based on Meridian’s peer group survey data.  The Committee’s compensation philosophy is to set each NEO’s target bonus level near the median level of companies in the Company’s competitive market. The 2009 benchmarking revealed that the levels of the target annual cash bonus incentive for Messrs. Sheffield and Dealy approximated the median level; however, the market data indicated that the target bonus levels for other senior executives were slightly below market. As a result, the Committee increased the target bonus percents for Messrs. Cheatwood, Dove and Kellum by five percentage points. The target bonus percents of each NEO’s base salary for 2010 are reflected in the following table:

NEO	Target Bonus Percent
Scott D Sheffield	100%
Richard P. Dealy	85%
Chris J. Cheatwood	70%
Timothy L. Dove	95%
Danny Kellum	70%

The Compensation Committee also worked with senior management to establish appropriate metrics to assist the Committee in its evaluation of the Company’s performance against its 2010 business plan, establishing target and stretch goals for each performance metric.  Management of the Company then cascaded these goals down to the department and individual level with the intention to support achievement of Company goals.  The goals also support the Company’s budgeting and planning process. The CEO also worked with the NEOs to develop individual goals to support the Company’s goals, and reviewed them with the Committee as part of its management development and succession planning function.  However, ultimately, the Committee’s decisions as to the annual cash bonus awards for 2010 were based on the Committee’s judgment and discretion in evaluating the Company’s performance in light of industry conditions and opportunities and the individual performance of each NEO.

The primary 2010 performance metrics, goal ranges and results were as follows:

Metric	Target Goal	Stretch Goal	Result
Production	41.5 MMBOE - 42.5 MMBOE	Greater than 42.5 MMBOE	41.9 MMBOE
Production/Share Growth	0% - 2%	Greater than 2%	(1)%
Debt-adjusted Production/Share Growth	2.0% - 3.0%	Greater than 5.0%	3%
Operating Costs ($/BOE)
Base	$9.00 - $9.50	Less than $9.00	$9.06
Total Operating Cost	$12.00 - $13.00	Less than $12.00	$11.74
G&A Overhead ($/BOE)	$3.50 - $3.75	Less than $3.50	$3.71
Net Debt	$2.6 billion - $2.65 billion	Less than $2.6 billion	$2.5 billion
Net Debt/Book	40% - 42%	Less than 40%	37%
Debt/EBITDAX (1)	2.0 - 2.5 times	Less than 2.0 times	1.9 times
Finding Cost ($/BOE) (2)	$13.00 - $17.00	Less than $13.00	$11.42
Reserve Replacement Percentage (3)	150% - 190%	Greater than 190%	232%
Return on Equity	3.0% - 8.0%	Greater than 8.0%	11%
Return on Capital Employed	2.0% - 6.0%	Greater than 6.0%	8%

____________
(1)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; noncash hurricane activity; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; gain or loss on extinguishment of debt; noncash effects from discontinued operations; noncash derivative related activity; amortization of stock-based compensation; amortization of deferred revenue; and other noncash items.

(2)
"Finding Cost" is determined by dividing total costs incurred by the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates excluding price revisions, purchases of minerals-in-place and extensions and discoveries. “Drillbit finding and development cost” is determined by dividing the summation of exploration and development costs incurred by the summation of annual proved reserves, on a BOE basis, attributable to technical revisions of previous estimates, discoveries and extensions and improved recovery.  Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.

(3)
"Reserve Replacement Percentage" is the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries divided by annual production of oil, natural gas liquids and natural gas, on a BOE basis.

In early 2011, the Compensation Committee reviewed and discussed the Company’s 2010 results with management as part of the Committee’s evaluation of the Company’s and the NEOs’ performance, including in relation to the above pre-established goals and stretch goals, and concluded 2010 performance was outstanding, producing some of the best overall results in the Company’s history. The Committee did not apply a particular weighting to any achievement or goal, but it did believe that the following achievements merited particular attention:

•	Significantly exceeded the stretch goal for reserves replacement percentage (232 percent compared to the stretch goal of 190 percent).
•	Significantly exceeded the stretch goal for finding cost ($11.42 compared to the stretch goal of less than $13.00).
•	Exceeded the stretch goal for the ratio of net debt-to-book capitalization (37 percent compared to the stretch goal of less than 40 percent).
•	Exceeded the stretch goal for total operating costs per BOE ($11.74 compared to the stretch goal of less than $12.00).
•
Met the goal for debt-adjusted production per share growth of three percent. Also, although it was not one of the listed goals, the Committee believed that the Company’s production growth of ten percent from the fourth quarter of 2009 to the fourth quarter of 2010 (including volumes reflected in discontinued operations associated with the sale of the Company’s operations in Tunisia), in spite of the 2010 production impact of the lower capital spending level in 2009, was a significant achievement.

In addition to the above goals, the Compensation Committee reviews each year with management the Company’s net asset value per share calculation based on a constant price model to understand changes to net asset value. Changes in net asset value are important in the Committee’s overall subjective assessment of the Company’s performance and one of the factors in the Committee’s discretionary determination of annual incentive bonus awards.  The Committee determined that the Company achieved a significant increase in net asset value on a proved-reserves basis during 2010. The Compensation Committee also was pleased with the improvement in the safety and environmental performance of the Company compared to prior years' experience.

Overall, in exercising its discretion with respect to the annual cash bonus, the Compensation Committee concluded that the Company’s 2010 performance was outstanding, that management implemented the right strategies for 2010 and that management successfully implemented its business plan. Accordingly, the Committee set the general bonus level for 2010 at 200 percent of target, subject to increased amounts based on individual performance.

The Compensation Committee then reviewed the individual performance of the NEOs with Mr. Sheffield and concluded that each should receive a bonus award above the 200 percent general award level for the following reasons:

•
Mr. Dove led the Company’s efforts in achieving the outstanding operational success and was a key contributor to the Eagle Ford Shale joint venture transaction. Mr. Dove received an additional ten percent of his target bonus level.

•
Mr. Dealy was recognized for his efforts in negotiating the Eagle Ford Shale joint venture transaction, reducing the Company’s debt level and contributing to expanding the Company’s vertical integration strategy. Mr. Dealy received an additional ten percent of his target bonus level.

•	Mr. Cheatwood was primarily responsible for the efforts of the team that discovered the Company’s Eagle Ford Shale play, and received an additional 50 percent of his target bonus level.
•
Mr. Kellum was primarily responsible for the efforts of the team in accelerating the drilling program in the Spraberry Field and leading the Company’s expansion of vertical services in the area. Mr. Kellum received an additional 50 percent of his target bonus level.

The Committee met with the full Board to review Mr. Sheffield’s performance and concluded he provided excellent leadership and strategic direction for the Company in 2010, provided the vision that positioned the Company as one of the top performing E&P companies and created a corporate culture where employees are fully engaged and goal-focused. Accordingly, Mr. Sheffield received an additional ten percent of his target bonus level.

Long-Term Equity Incentives

To determine the total dollar amount of the 2010 long-term incentive awards to be granted to each NEO, the Compensation Committee began the process by meeting with Meridian at the end of 2009 to determine the appropriate median long-term award level in accordance with the Company’s compensation philosophy.  In February 2010, the Committee then reviewed each NEO’s total compensation level and each NEO’s performance to determine if unique performance issues, positive or negative, existed that should affect the value of the 2010 long-term incentive award.  The Committee did not consider the size or current value of prior long-term incentive awards in determining the 2010 long-term incentive award for the NEOs. The Committee believes that prior years’ awards were a component of those specific years’ total compensation and were not excessive, and future awards should be competitive with the NEO’s current peer group positions in order to retain and motivate the NEO.  After completing this review, the Committee concluded there were no unique performance issues and that each NEO should be eligible for a long-term incentive award targeted at the median level for the NEO’s position.

Regarding Mr. Sheffield’s 2010 long-term incentive award, the Compensation Committee noted that in 2009, the Compensation Committee recognized Mr. Sheffield was significantly below median for long-term incentive award value, but because of economic uncertainties and the plunge in commodity prices, the Compensation Committee and Mr. Sheffield agreed that the value of his long-term incentive award should not be increased at that time. With the economic recovery and improvement in commodity prices, the Committee increased Mr. Sheffield’s long-term incentive award grant for 2010 to a value slightly below the median level of the peer companies.

The Compensation Committee next reviewed the Company's approach for delivering long-term incentives to NEOs.  As a part of its review, the Committee considered the balance of risk in the long-term incentive program, peer company practices, and input from senior management and Meridian.  The Compensation Committee approved retaining the mix of long-term incentives for NEOs for 2010 at 25 percent performance units, 25 percent stock options, and 50 percent restricted shares.  The Committee believes this mix of long-term incentive awards provides a good balance of risk, where restricted stock awards are time-based, full value awards, which avoid an “all or nothing” mentality; stock options provide benefits based on the appreciation of the Company’s stock price on an absolute basis; and performance units provide benefits based on the performance of the Company’s stock price in relation to the Company’s peer group stock price.  Also, this mix effectively aligns the NEOs' interests with the Company’s stockholders and is consistent with the Company’s compensation philosophy of focusing on stockholder value creation.

For 2010, the dollar amounts of the long-term incentive awards granted to each NEO, and the allocation among the different types of awards, were as follows:

		Allocation Among Awards
NEO	Total Value	Restricted Stock Awards	Performance Units	Stock Options
Scott D. Sheffield	$ 5,500,000	$ 2,750,000	$ 1,375,000	$ 1,375,000
Richard P. Dealy	1,500,000	750,000	375,000	375,000
Chris J. Cheatwood	950,000	475,000	237,500	237,500
Timothy L. Dove	2,460,000	1,230,000	615,000	615,000
Danny Kellum	900,000	450,000	225,000	225,000

With regard to the awards to Messrs. Sheffield, Dealy and Kellum and in recognition of their substantial involvement in the management of Pioneer Southwest, the Committee desired that, of the 50 percent allocated to restricted stock awards, 40 percent be allocated to restricted stock of the Company and 10 percent be allocated to restricted common units of Pioneer Southwest. Accordingly, the Committee recommended to the Board of Directors of the general partner of Pioneer Southwest that it consider the grant to those executives, who are also executive officers of the general partner, of awards payable in common units of Pioneer Southwest, having substantially similar terms to the Company’s restricted stock awards. The Board of Directors of the general partner approved those awards in March 2010.

To arrive at the resulting number of restricted stock shares (or Pioneer Southwest common units) and target performance units awarded, the dollar value of the award was divided by the 30 trading day average closing price of the Company’s common stock (or Pioneer Southwest common units) prior to February 1, 2010.  To arrive at the number of stock options awarded, the dollar value of the award was divided by a Black Scholes value of the Company’s stock, which was provided by Meridian.

For the 2010 performance units award program, as it has since it began awarding performance units in 2007, the Compensation Committee determined that performance should be measured objectively rather than subjectively and should be based on relative total stockholder return (“TSR”) over a three-year performance period.  The Committee believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance and provides the best alignment of the interests of management and the Company’s stockholders.  The Committee also believes that the performance unit program provides a good balance to the stock option and restricted stock programs.

The peer group used in measuring relative TSR with respect to the grants in 2010 was the group of the ten tier two peer companies shown in the “Benchmarking” section above plus Devon Energy Corporation. Payouts range from zero percent to 250 percent of a target number of units based on relative ranking in the peer group at the end of the three-year performance period ending December 31, 2012.  A target award payout corresponds to the Company’s ranking at approximately the middle of the peer group.  Any earned units will be paid in stock, although the Committee has the discretion to cause the Company to pay earned units in cash.  Dividends declared during the performance period will be paid at the end of the three-year performance period only as to shares paid for earned units up to a maximum of target shares.  Please see the 2010 Grants of Plan Based Awards table below, and the description of the performance units following the table, for additional information regarding the performance units.

The performance unit awards provide additional balance of risk to the long-term incentive award program because a new three-year performance period starts at the beginning of each year.  As depicted in the table below, for the period January 1, 2008 to December 31, 2010, the Company’s TSR resulted in a ranking of second place, providing a payout of 200 percent of target.  Accordingly, the performance shares earned by the NEOs for the 2008 to 2010 performance period were as follows: Mr. Sheffield, 76,956 shares; Mr. Dealy, 25,286 shares; Mr. Cheatwood, 17,040 shares; Mr. Dove, 42,876 shares; and Mr. Kellum, 17,040 shares.

Ranking	Company Name	TSR (%)
1	Cimarex Energy Co.	114
2	Pioneer Natural Resources Company	72
3	Newfield Exploration Company	33
4	Noble Energy, Inc.	18
5	Apache Corporation	14
6	EOG Resources, Inc.	9
7	Range Resources Corporation	0
8	Forest Oil Corporation	(28)
9	Chesapeake Energy Corporation	(36)
10	Plains Exploration and Production Company	(43)
11	Quicksilver Resources Inc.	(46)

The following table shows the Company’s TSR ranking for the performance unit plan which began January 1, 2009, or two years into the three year performance period.

Ranking	Company Name	TSR (%)
1	Pioneer Natural Resources Company	323
2	Newfield Exploration Company	239
3	Cimarex Energy Co.	207
4	Quicksilver Resources Inc.	128
5	Forest Oil Corporation	94
6	Noble Energy, Inc.	78
7	Apache Corporation	56
8	Plains Exploration and Production Company	36
9	Chesapeake Energy Corporation	35
10	EOG Resources, Inc.	25
11	Range Resources Corporation	17

The following table shows the Company’s TSR ranking for the performance unit plan which began January 1, 2010, or one year into the three year performance period.

Ranking	Company Name	TSR (%)
1	Pioneer Natural Resources Company	86
2	Cimarex Energy Co.	74
3	Forest Oil Corporation	72
4	Newfield Exploration Company	53
5	Noble Energy, Inc.	24
6	Apache Corporation	14
7	Plains Exploration and Production Company	9
8	Devon Energy Corporation	7
9	Quicksilver Resources Inc.	6
10	EOG Resources, Inc.	1
11	Chesapeake Energy Corporation	(5)
12	Range Resources Corporation	(12)

In administering the long-term incentive plan, awards are currently made to NEOs under the following guidelines:

•	All long-term incentive awards are approved during the regularly scheduled February Compensation Committee meeting.
•	The Compensation Committee retains the discretion to approve long-term incentive awards effective from the NEO’s initial hire date.
•	The Company does not time the release of material non-public information to affect the value of the executive equity compensation awards.
•	Restricted stock and stock options cliff vest three years following the date of grant.

Total Direct Compensation

In determining the extent to which the Company’s executive compensation program meets the Committee’s compensation philosophy and objectives, the Committee places more emphasis on the competitiveness of total compensation (the aggregate of base salary, annual cash bonus, and the value of long-term incentives) rather than the individual compensation components.  In reviewing the benchmarking data from Meridian’s industry study and discussing with Meridian the pay practices of the Company’s peers, the Committee concluded that for 2010, all NEOs, including Mr. Sheffield, were at approximately the median level for total compensation.

Other Compensation

Overview

The Compensation Committee believes that providing some perquisites and retirement benefits as components of total compensation is important in attracting and retaining qualified personnel; however, insofar as the Company has chosen to emphasize variable, performance-based pay, the Company takes a conservative approach to these fixed benefits.  The Company’s perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.

Perquisites

The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company’s cell phones and computers.  The Company also pays for the costs for the NEOs’ spouses to participate in business dinners or events, which the Company expects to be minimal; however, the Company does not reimburse Mr. Sheffield for any transportation expenses for his spouse.  Additionally, the Company pays the premium for a $1,000,000 term life insurance policy for Mr. Sheffield.

In 2010, the Company purchased 104 hours of flight time through a fractional aircraft ownership arrangement.  These hours are made available for business use to the executive officers and other employees of the Company.  The Company’s policy is to not permit employees, including executive officers, to use these hours for personal use.  The Company expects there will be occasions when a personal guest (including a family member) will accompany an employee on a business-related flight.  In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

The Company’s NEOs participate in the Company’s welfare benefit plans on the same basis as the Company’s other employees.

Retirement Plans

All eligible employees of the Company, including the NEOs, may participate in the Company’s defined contribution 401(k) retirement plan.  The Company contributes two dollars for every one dollar of base compensation (up to five percent of base compensation and subject to the Internal Revenue Service imposed maximum contribution limits) contributed by the participant.  The participant’s contributions are fully vested at all times, and the Company’s matching contributions vest over the first four years of service, after which the matching contribution vest immediately.  Participants may make additional pre-tax and after-tax contributions to the plan.  All contributions are subject to plan and Internal Revenue Service limits.

The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs.  The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments.  The Company provides a matching contribution equal to the NEO’s contribution, but limited to a maximum of ten percent of base salary.  The Company’s matching contribution vests immediately.  The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant’s investment choices.  To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company.   The Company believes the plan is administered in operational compliance with all applicable rules and law.  For more information on the deferred compensation plan provisions, please see the 2010 Non-Qualified Deferred Compensation section below.

The Company has purposely avoided sponsoring a defined benefit retirement plan or supplemental executive retirement plan because the costs and ultimate payouts are difficult to quantify and control.  Further, retirement plans are not viewed as the sole means by which its executive officers fund their retirement.  The Committee believes that a portion of this need should be met through the accumulation of Company stock acquired through equity awards.

Severance and Change in Control Arrangements

The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements.  As a result, while the Company has not entered into employment agreements with its executive officers, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to meet the following objectives:

•	Recruit and retain executives;
•	Provide continuity of management in the event of an actual or threatened change in control; and
•	Provide the executive with the security to make decisions that are in the best long-term interest of the stockholders.

The terms of these agreements are described later in "Potential Payments Upon Termination or Change in Control."

Stock Ownership Guidelines

To support the commitment to significant stock ownership, the Company's common stock ownership guidelines are as follows:

•	For the Chairman of the Board of Directors and CEO, ownership of stock with a value equal to at least six times annual base salary.

•	For the President and Chief Operating Officer, ownership of stock with a value equal to at least five times annual base salary.
•	For other NEOs, ownership of stock with a value equal to at least three times annual base salary.
•	An NEO generally has three years after becoming an executive officer to meet the guideline.

In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings.  All NEOs, including Mr. Sheffield, are in compliance with the ownership guidelines, and each NEO’s stock ownership as of December 31, 2010 in fact exceeded the guidelines. In addition, the Company has a policy that prohibits directors, officers or employees from engaging in short sales, transactions involving stock options or restricted stock, or other derivative-type transactions relating to the Company’s common stock.

Policy on Recovery of Compensation and Clawbacks

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the New York Stock Exchange is required to adopt rules that, in turn, will require the Company to develop and implement a policy providing that the Company will recover from executive officers who received incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. Upon adoption of the necessary implementing rules, the Board of Directors will adopt a policy regarding the recovery of compensation in compliance with those rules.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers, including the NEOs.  Each indemnification agreement requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law.  This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in a legal  proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity if the indemnitee meets the standard of conduct provided under Delaware law.  Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company.  The Company will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish the indemnitee's right to indemnification, whether or not wholly successful.  The Company also maintains customary directors' and officers' insurance coverage.

Deductibility of Executive Compensation.

The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies.  Under the restrictions, the Company is not able to deduct compensation paid to any of the NEOs (other than the Chief Financial Officer) in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" as required in Section 162(m) of the Internal Revenue Code of 1986, as amended.  Non-deductibility results in additional tax costs to the Company.

Through 2010, the Company's annual incentive bonus plan has not met the definition of performance-based compensation as required in Section 162(m) primarily because the annual incentive bonus plan has not been formula driven and the Compensation Committee has retained the right to make subjective evaluations of performance.  The Company's restricted stock awards do not qualify as performance-based compensation under Section 162(m); however, awards under the performance unit award program are designed to qualify for deductibility under Section 162(m).  Accordingly, portions of compensation paid to the Company's NEOs in 2010 that exceeded $1,000,000 (other than from the exercise of stock options and the vesting of performance unit awards) are not deductible.  The Compensation Committee believes it is in the best interest of stockholders to use restricted stock as a part of the NEOs’ long-term incentive awards and that retaining a discretionary element in the annual incentive bonus program serves the best interests of the Company and its stockholders.  In 2011, after consultation with its advisors, the Compensation Committee approved a program intended to qualify the Company's annual incentive bonus plan as performance-based compensation under Section 162(m), beginning with bonuses that would be payable in 2012 relating to 2011 performance. This program is intended to permit the payout of a cash bonus depending on the achievement of one or more goals contained in the Company’s long-term incentive plan as established by the Committee, while retaining the right on the part of the Committee to reduce the amount of any such bonuses in its discretion, including in light of other goals the Committee may establish.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this Compensation and Management Development Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation and Management Development Committee of
the Board of Directors,

Edison C. Buchanan, Chairman
Andrew F. Cates, Member
Andrew D. Lundquist, Member
Charles E. Ramsey, Jr., Member
Scott J. Reiman, Member

SUMMARY COMPENSATION TABLE

The compensation paid to the Company's executive officers generally consists of a base salary, annual incentive bonus payments, awards of restricted stock, performance units, stock options and similar awards under long-term incentive plans, contributions to the Company's non-qualified deferred compensation plan, contributions to the Company's defined contribution 401(k) retirement plan and miscellaneous perquisites, which elements of compensation are described in greater detail above in the “Compensation Discussion and Analysis” and in the tables that follow.  The following table summarizes the total compensation for 2010, 2009 and 2008 awarded to, earned by or paid to the NEOs (Mr. Kellum’s compensation was not required to be disclosed for 2009 and 2008):

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Change in Non-qualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)	(j)
Scott D. Sheffield	2010	$956,001	$2,007,600	$4,468,544	$1,046,760	$-	$134,678	$8,613,583
	2009	$956,000	$1,051,600	$2,813,173	$723,163	$1,184,589	$135,512	$6,864,037
Chairman of the	2008	$956,000	$1,242,800	$3,125,366	$-	$-	$128,046	$5,452,212
Board of Directors
And Chief
Executive Officer
Richard P. Dealy	2010	$406,001	$730,800	$1,218,693	$285,480	$-	$66,922	$2,707,896
	2009	$406,000	$448,630	$984,621	$253,107	$146,213	$66,015	$2,304,586
Executive Vice	2008	$406,000	$487,200	$1,026,910	$-	$-	$67,719	$1,987,829
President and
Chief Financial
Officer
Chris J.	2010	$376,002	$658,000	$768,885	$180,804	$-	$75,896	$2,059,587
Cheatwood	2009	$376,000	$268,840	$618,616	$159,026	$188,265	$72,883	$1,683,630
	2008	$376,000	$317,720	$692,025	$-	$-	$72,995	$1,458,740
Executive Vice
President,
Business
Development and
Technology
Timothy L. Dove	2010	$531,001	$1,062,000	$1,990,900	$468,187	$-	$80,662	$4,132,750
	2009	$531,000	$573,480	$1,646,418	$423,225	$188,098	$80,222	$3,442,443
President and	2008	$531,000	$586,755	$1,741,272	$-	$-	$78,726	$2.937,753
Chief Operating
Officer
Danny L. Kellum	2010	$376,002	$658,000	$731,189	$171,288	$-	$72,106	$2,008,585

Executive Vice
President,
Permian
Operations

______________
(1)
Bonus amounts represent discretionary bonuses earned during 2010, 2009 and 2008 under the Company's annual incentive bonus program that were paid during March of the following year.  Although, in determining annual cash incentive bonus, the Company’s Compensation Committee considers certain pre-established performance goals, the amounts actually paid under the annual incentive bonus program are determined pursuant to the Committee’s subjective evaluation of the performance of the Company and the NEOs, and therefore the amounts do not constitute incentive plan awards within the meaning of the SEC's executive compensation disclosure rules.

(2)
Amounts reported for Stock Awards and Option Awards represent the grant date fair value of restricted stock, performance unit and stock option awards, computed in accordance with FASB ASC Topic 718.  Stock awards for Messrs. Sheffield and Dealy include grants by the general partner of Pioneer Southwest of phantom unit awards that, if vested, will be settled in common units of Pioneer Southwest. These phantom unit awards are also reported based on their grant date fair value, computed in accordance with FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The values shown for restricted stock and phantom unit awards are based on the market-quoted closing price of the Company's common stock and Pioneer Southwest’s common units, as applicable, on the last business day prior to the grant date of the awards. Stock option awards are valued as of the grant dates using the Black-Scholes option pricing model. No stock options were granted in 2008. The Company's performance units are valued using the Monte Carlo simulation method assuming a target number of shares would be issued because this is deemed to be the “probable” payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts can range from zero percent to 250 percent of a target number of units based on relative ranking of the Company’s TSR in comparison to the peer group over the three-year performance period. If the Company's performance is below the threshold performance, no shares will be paid. If the Company’s performance places it first among its peers, a maximum of 250 percent of the target number of shares will be paid. In that instance, the grant date fair value of the maximum number of shares for each of the NEOs would be as follows: Mr. Sheffield, $4,481,654; Mr. Dealy, $1,222,315; Mr. Cheatwood, $774,182; Mr. Dove, $2,004,564; and Mr. Kellum, $733,338. Additional detail regarding the Company's share-based awards is included in Note G of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and under the 2010 Grants of Plan-Based Awards table below. For additional information regarding restricted stock, performance units, stock options and phantom units in Pioneer Southwest, as applicable, owned by the NEOs as of December 31, 2010, see below under "2010 Outstanding Equity Awards at Fiscal Year End.”

(3)
In accordance with the rules of the SEC, amounts reported in the Change in Non-qualified Deferred Compensation Earnings Column represent the earnings that accrued during the year indicated to the accounts of the NEOs in the Company’s non-qualified deferred compensation plan to the extent that the rate of return on such earnings is above-market or preferential.  A substantial portion of the non-qualified deferred compensation earnings for Mr. Sheffield in 2009 was attributable to appreciation in the value of the Company’s common stock.  During 2009, the Company changed investment options for the non-qualified deferred compensation plan, and, for 2010 and later years, contributions may no longer be invested in the Company’s stock. During 2010, all investment options available to participants in the Company’s non-qualified deferred compensation plan were also options available to participants in the Company’s 401(k) retirement plan, and, therefore, there were no reportable above-market or preferential earnings determined in accordance with SEC guidance.

(4)
Amounts reported for All Other Compensation include the Company contributions to the NEOs' 401(k) retirement accounts and non-qualified deferred compensation plan, life insurance premiums and other perquisites, as shown in the following table:

	Year ended December 31, 2010
	Scott D. Sheffield	Richard P. Dealy	Chris J. Cheatwood	Timothy L. Dove	Danny L. Kellum
401(k) contributions	$24,500	$24,500	$24,500	$24,508	$24,500
Non-qualified deferred compensation plan contributions	95,600	40,600	37,600	53,100	37,600
Life insurance premiums	7,762	916	1,940	2,622	3,628
Non-tobacco use credit (a)	240	240	-	240	-
Financial counseling	6,576	375	9,900	-	3,750
Spousal travel & entertainment costs (b)	-	291	1,956	192	2,628
	$134,678	$66,922	$75,896	$80,662	$72,106
______________
(a)	The non-tobacco use credit represents a $20 per month credit received by employees enrolled under the Company’s medical plan that do not use tobacco.
(b)	Spousal travel & entertainment costs represent the incremental costs incurred by the Company for travel and entertainment of spouses when accompanying the NEOs on Company-related business trips.

Messrs. Sheffield and Kellum, directly or indirectly, hold working interests in wells operated by the Company or a subsidiary of the Company.  These interests were initially acquired in 1990 or earlier with their personal funds pursuant to a program offered by the Company's predecessor.  As such, both NEOs participate in the costs and revenues attributable to these working interests in accordance with customary industry terms. During 2010, the aggregate amounts of the distributions made to Messrs. Sheffield and Kellum were $23,200 and $18,683, respectively (this amount is not included in the Summary Compensation Table).

2010 GRANTS OF PLAN BASED AWARDS

The following table sets forth, for each NEO, information about grants of plan based awards during 2010.  In accordance with the rules of the SEC, the payouts shown in the "Threshold" column for the performance units (column (f)) reflect the lowest possible number of shares that would be issued, if any are paid.  If the Company's performance is below the threshold performance, no shares will be paid.

Name (a)	Grant Date (b)	Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Options Awards: Number of Securities Underlying Options (4) (#) (j)	Exercise or Base Price of Option Awards (5) ($/Sh) (k)	Closing Market Price Per Share on Grant Date of Option Awards (5) ($)	Grant Date Fair Value of Stock and Option Awards (6) ($) (l)
		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
	02/16/2010				45,156 (2)				$2,126,848
Scott D.	02/16/2010	7,056	28,222	70,555					$1,792,661
Sheffield	02/16/2010					44,000	$47.10	$48.80	$1,046,760
	03/04/2010				24,144 (3)				$549,035
	02/16/2010				12,315 (2)				$580,037
Richard P.	02/16/2010	1,925	7,697	19,243					$488,913
Dealy	02/16/2010					12,000	$47.10	$48.80	$285,480
	03/04/2010				6,585 (3)				$149,743
	02/16/2010				9,750 (2)				$459,225
Chris J.	02/16/2010	1,219	4,875	12,188					$309,660
Cheatwood	02/16/2010					7,600	$47.10	$48.80	$180,804
	02/16/2010				25,246 (2)				$1,189,087
Timothy L.	02/16/2010	3,156	12,623	31,558					$801,813
Dove	02/16/2010					19,680	$47.10	$48.80	$468,187
	02/18/2009				7,389 (2)				$348,022
Danny L.	02/18/2009	1,155	4,618	11,545					$293,335
Kellum	02/18/2009					7,200	$47.10	$48.80	$171,288
	03/04/2010				3,950 (3)				$89,823
______________
(1)
The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payment levels with respect to the grants of performance units in 2010 under the Company’s 2006 Long-Term Incentive Plan.  The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero), representing 25 percent of the number of performance units granted.  If performance is below the threshold, no shares are paid.  The number of shares shown in the “Target” column reflects a payout of 100 percent of the number of performance units granted.  The number of shares shown in the "Maximum" column reflects the highest possible payout of 250 percent of the number of performance units granted.

(2)	The amounts reported are the number of restricted shares of the Company’s common stock granted to each NEO in 2010 under the Company’s 2006 Long-Term Incentive Plan.
(3)
The amounts reported are the number of phantom units to be settled in common units of Pioneer Southwest, which phantom units were awarded by the general partner of Pioneer Southwest in 2010 under Pioneer Southwest’s 2008 Long-Term Incentive Plan.

(4)	The amounts reported in this column are the number of stock options granted to each NEO in 2010 under the Company’s 2006 Long-Term Incentive Plan.
(5)
As required under the terms of the Company’s 2006 Long-Term Incentive Plan, the $47.10 exercise price of the stock options was equal to the "Fair Market Value" of the Company's common stock on the date of grant, which is defined to be the closing price of the Company’s common stock on the last trading day prior to the date of grant (in this case February 12, 2010). The closing price of the Company’s common stock on the date of grant, February 16, 2010, was $48.80.

(6)
Amounts for restricted stock, performance units, stock options and Pioneer Southwest phantom unit awards represent their grant date fair value computed in accordance with FASB ASC Topic 718.  The value of performance units was determined on the grant date using the Monte Carlo simulation method assuming a target number of shares would be issued, and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards' three-year performance period, in accordance with FASB ASC Topic 718. Please see footnote 2 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Narrative Disclosure for the 2010 Grants of Plan-Based Awards Table

The 2010 awards of performance units, restricted stock and stock options were awarded under the Company's 2006 Long-Term Incentive Plan, and the Pioneer Southwest phantom units were awarded by the general partner of Pioneer Southwest under its 2008 Long-Term Incentive Plan.  The material terms of these awards are described below.  Defined terms impacting the accelerated settlement or vesting of awards can be found below in "Potential Payments Upon Termination or Change in Control."

Performance Units

The performance unit awards represent the right to receive between zero percent and 250 percent of the initial number of performance units awarded, contingent on the continued employment of the NEO and the Company's achievement of the specified performance objective at the end of the performance period.  The 2010 awards have a three-year performance period (January 2010 to December 2012), and the number of performance units earned will be based on the Company's TSR ranking for this three-year period compared to the TSR of the eleven other companies in the peer group (the ten “Tier 2” companies plus Devon Energy Corporation, as noted above), in accordance with the following:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%

TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period.

Performance units earned will generally be paid in shares of the Company's common stock (unless the Compensation Committee determines to pay in cash) no later than March 15th of the year following the year in which the performance period ends.  The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the initial number awarded, which will be paid at the time the performance units are settled.

If an NEO's employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if the NEO's employment is terminated due to death or disability, the NEO will receive settlement of a number of performance units equal to the initial number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the "pro ration fraction"); (2) if the NEO's employment is terminated due to the NEO’s normal retirement on or after the attainment of age 60, the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period multiplied by the pro ration fraction; (3) if the NEO's employment is terminated by the Company without cause or by the NEO for good reason, then (A) Messrs. Sheffield and Dove will receive a number of performance units equal to the number of performance units that would have been earned if they had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction; and (4) if an NEO's employment is terminated for any other reason, the NEO will not receive settlement of any of the performance units.

In the event of a change in control, the date of the change in control will be treated as the last day of the performance period and achievement of the performance objective will be measured based on the Company's actual performance as of that date.

Additional information regarding the performance unit awards can be found above under "Compensation Discussion and Analysis - Elements of the Company's Compensation Program - Long-Term Equity Incentives."

Restricted Stock

In general, the restricted stock awards vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date.  While an NEO holds restricted shares, he is entitled to receive dividends on the shares at the same rate and time as other stockholders.

The vesting of the restricted shares will accelerate in full upon a change in control.  In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares will vest equal to the total number of restricted shares subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminate their employment for good reason, all of the restricted shares subject to their awards will vest in full.

Stock Options

In general, the stock options vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date.  The stock options have a ten-year term with an exercise price equivalent to the closing price of the Company’s common stock on the date immediately prior to the date of grant.  The vesting of the stock options will accelerate in full upon a change in control.  In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the stock options will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of stock options will vest equal to the total number of stock options subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminated their employment for good reason, all of the stock options subject to their awards will vest in full.

Pioneer Southwest Phantom Units

In general, the phantom unit awards vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company or an affiliate continuously through the vesting date.  Upon vesting, the phantom units entitle the holder to receive a number of common units of Pioneer Southwest equal to the number of phantom units. The phantom units were granted with dividend equivalent rights, which means that, while an NEO holds phantom units, he is entitled to receive distributions on the common units underlying the phantom units at the same rate and time as limited partners of Pioneer Southwest. Any distributions received by the NEOs are vested upon receipt and are not subject to forfeiture. The vesting of the phantom units will accelerate in full upon a change in control of Pioneer Southwest or the Company. In addition, if an NEO terminates employment with the Company or an affiliate prior to the vesting date, the rules described above with respect to restricted stock will also apply to the phantom units.

For purposes of the Pioneer Southwest phantom unit awards, the term “change in control” of the Company is defined by reference to the Company’s 2006 Long-Term Incentive Plan, and the terms “cause,” “good reason,” and “disability” are defined by reference to the NEOs’ severance agreements, which definitions can be found below in "Potential Payments Upon Termination or Change in Control."  A "change in control" of Pioneer Southwest generally includes the occurrence of any of the following events or circumstances: (1) any transaction resulting in Pioneer Southwest ceasing to be controlled by the Company; (2) the limited partners of Pioneer Southwest approve a plan of complete liquidation of Pioneer Southwest; (3) the sale or other disposition by either the general partner of Pioneer Southwest or Pioneer Southwest of all or substantially all of its assets to an entity other than the general partner or an affiliate of the general partner; or (4) a transaction resulting in an entity other than the Company or one of its affiliates being the general partner of Pioneer Southwest.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth, for each NEO, information regarding stock options, restricted stock, performance units and Pioneer Southwest phantom units that were held as of December 31, 2010, including awards that were granted prior to 2010:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (3) ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Scott D.	0	115,337 (4)	$15.62	02/18/2019	38,479 (6)	$3,340,747	151,148 (10)	$13,122,669
Sheffield	0	44,000 (5)	$47.10	02/16/2020	120,919 (7)	$10,498,188	70,555 (11)	$6,125,585
					45,156 (8)	$3,920,444
					24,144 (9)	$725,044
Richard P.	1,750	0	$25.58	08/19/2011	12,643 (6)	$1,097,665	52,903 (10)	$4,593,038
Dealy	0	40,368 (4)	$15.62	02/18/2019	42,322 (7)	$3,674,396	19,243 (11)	$1,670,677
	0	12,000 (5)	$47.10	02/16/2020	12,315 (8)	$1,069,188
					$6,585 (9)	$197,748
Chris J.	0	25,363 (4)	$15.62	02/18/2019	8,520 (6)	$739,706	33,238 (10)	$2,885,723
Cheatwood	0	7,600 (5)	$47.10	02/16/2020	26,590 (7)	$2,308,544	12,188 (11)	$1,058,162
					9,750 (8)	$846,495
Timothy L.	3,333	0	$25.58	08/19/2011	21,438 (6)	$1,861,247	88,460 (10)	$7,680,097
Dove	0	67,500 (4)	$15.62	02/18/2019	70,768 (7)	$6,144,078	31,558 (11)	$2,739,866
	0	19,680 (5)	$47.10	02/16/2020	25,246 (8)	$2,191,858
Danny L.	0	23,788 (4)	$15.62	02/18/2019	8,520 (6)	$739,706	31,175 (10)	$2,706,614
Kellum	0	7,200 (5)	$47.10	02/16/2020	24,940 (7)	$2,165,291	11,545 (11)	$1,002,337
					7,389 (8)	$641,513
					3,950 (9)	$118,619
______________
(1)	The stock options reported in this column became fully vested and exercisable on August 19, 2006, which was the third anniversary of the date of grant.
(2)	Based on the closing price of $86.82 of the Company's common stock on December 31, 2010 or the closing price per unit of $30.03 of Pioneer Southwest’s common units on December 31, 2010, as applicable.
(3)	Represents the market value of the unvested and unearned performance units based on the price per share of the Company's common stock of $86.82, the closing market price on December 31, 2010.

(4)
This award of stock options vests in full on February 18, 2012, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in the section entitled "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."

(5)
This award of stock options vests in full on February 16, 2013, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in the section entitled "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."

(6)	This award of restricted stock vested in full on February 12, 2011, which is the third anniversary of the grant date, but was outstanding on December 31, 2010.
(7)
This award of restricted stock vests in full on February 18, 2012, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."

(8)
This award of restricted stock vests in full on February 16, 2013, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."

(9)
This award of Pioneer Southwest phantom units vests in full on March 4, 2013, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control of the Company or Pioneer Southwest.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."

(10)
This award of performance units was made in 2009 and has a three-year performance period (January 2009 to December 2011). The number of shares reported represents the number of performance units that would vest on December 31, 2011(assuming that the NEO is continuously employed with the Company through that date) if the Company’s relative TSR resulted in a ranking of first out of the twelve peer companies, which would be the “Maximum.” As of December 31, 2010, the Company’s relative TSR for this performance period would have resulted in a ranking of first place.  In the event of a change of control, the date of the change in control will be treated as the last day of the performance period, and the performance unit award will become fully vested, with the achievement of the performance objective being based on the Company’s actual performance as of such date.  In addition, the termination of the NEO's employment prior to the end of the performance period will affect the vesting of the award as described above in the section entitled "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."

(11)
This award of performance units was made in 2010 and has a three-year performance period (January 2010 to December 2013). The conditions for vesting of this award are described above in "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."  The number of shares reported represents the number of performance units that would vest on December 31, 2013 (assuming that the NEO is continuously employed with the Company through that date) if the Company’s relative TSR resulted in a ranking of first out of the twelve peer companies, which would be the “Maximum.”  As of December 31, 2010, the Company’s relative TSR for this performance period would have resulted in a ranking of first place.  In the event of a change in control, the date of the change of control will be treated as the last day of the performance period, and the performance unit award will become vested, with the achievement of the performance objective being based on the Company’s actual performance as of such date.  In addition, the termination of the NEO's employment prior to the end of the performance period will affect the vesting of the award as described above in the section entitled "Narrative Disclosure for the 2010 Grants of Plan Based Awards Table."

2010 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each NEO, information about exercises of stock options, the lapse of restrictions on stock awards and the vesting of performance units during 2010:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Scott D. Sheffield	60,000	$2,119,794	34,997	$1,632,610 (2)
			76,956 (3)	$6,681,320 (3)
Richard P. Dealy	8,750	$292,205	11,082	$516,975 (2)
			25,286 (3)	$2,195,331 (3)
Chris J. Cheatwood	19,998	$606,516	8,166	$380,944 (2)
			17,040 (3)	$1,479,413 (3)
Timothy L. Dove	23,332	$750,768	15,165	$707,447 (2)
			42,876 (3)	$3,722,494 (3)
Danny L. Kellum	-	$-	8,166	$380,944 (2)
			17,040 (3)	$1,479,413 (3)
______________
(1)
The value realized per share acquired is based on the difference between the closing price per share of the Company's common stock on the date of exercise and the exercise price per share of the stock options.

(2)	The value of restricted stock realized is based on the closing price per share of $46.65 of the Company's common stock on February 26, 2010, the date of vesting.
(3)
These shares vested as of December 31, 2010, in respect of the performance unit awards granted in 2008, with the number of shares of stock earned with respect to such awards determined on the basis of the Company’s achievement of performance objectives for the performance period beginning January 1, 2008 and ending on December 31, 2010.  For this performance period, the Company’s TSR resulted in a ranking of second place, providing a payout of 200 percent of target.  The vested shares were issued to the NEOs in January 2011.  The value of performance units realized is based on the closing price of $86.82 of the Company's common stock on December 31, 2010, the date of vesting.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.

2010 NON-QUALIFIED DEFERRED COMPENSATION

The Company's NEOs participate in a Company-sponsored defined contribution 401(k) retirement plan and a non-qualified deferred compensation plan.  The following table provides information about participation of each NEO in the Company's non-qualified deferred compensation plan:

Name (a)	Executive Contributions in Last FY (1) ($) (b)	Registrant Contributions in Last FY (2) ($) (c)	Aggregate Earnings in Last FY (3) ($) (d)	Aggregate Balance at Last FYE (4) ($) (f)
Scott D. Sheffield	$95,600	$95,600	$1,540,799	$4,510,759
Richard P. Dealy	$60,900	$40,600	$131,276	$1,172,560
Chris Cheatwood	$56,400	$37,600	$116,357	$1,047,134
Timothy L. Dove	$53,100	$53,100	$157,558	$1,304,555
Danny L. Kellum	$37,600	$37,600	$76,587	$947,237
______________
(1)	The amounts reported in this column were deferred at the election of the NEO and are also included in the amounts reported in the Salary or Bonus column of the "Summary Compensation Table."
(2)	The amounts in this column are also included in the All Other Compensation column of the "Summary Compensation Table."

(3)
The amounts in this column represent aggregate earnings on the investments made in the non-qualified deferred compensation plan that accrued during 2010 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company's non-qualified deferred compensation plan.

(4)
The aggregate balance for each NEO reflects the cumulative value, as of December 31, 2010, of the contributions to the Company’s non-qualified deferred compensation plan made by that NEO and the Company for the NEO’s account, and any earnings on these amounts, since the NEO began participating in the plan.  The Company has previously reported the Company contributions, executive contributions and above-market returns (to the extent the NEO’s compensation was required to be reported) in its Summary Compensation Table since the 2006 fiscal year.  The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. Sheffield, $2,050,855; Mr. Dealy, $566,904; Mr. Cheatwood $233,992; Mr. Dove, $670,905; and Mr. Kellum, $87,199.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments.  In addition, the Company may provide a matching contribution of 100 percent of the participant's contribution up to the first ten percent of an executive officer's base salary.  The Company's matching contribution vests immediately.

The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer's contributions and the Company matching contributions made on the executive's behalf among the designated mutual funds offered as investment options under the non-qualified deferred compensation plan.  The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest the plan account pursuant to the executive officer's investment choices.  To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company's general creditors. If a participant fails to make an investment election, then amounts allocated to his or her account shall be deemed to be invested in the investments designated by the plan administrator from time to time; the default investment for the 2010 year was the Vanguard Target Retirement Fund that most closely matches the year in which the participant would retire.   An executive is permitted to change his or her investment choices at any time.  The following table lists the mutual fund investment options for the non-qualified deferred compensation plan in 2010 with the annual rate of return for each fund:

Investment Funds	Rate of Return (%)
Vanguard Prime Money Market	0.06
Vanguard Inflation-Protected Secs	6.17
Vanguard Interm-Term Treasury	7.35
PIMCO Total Return Admin	8.56
Vanguard Total Bond Market Index	6.42
Loomis Sayles Bond Instl	13.58
Templeton Global Bond A	12.68
Vanguard Wellington	10.94
Vanguard Target Retirement Income	9.39
Vanguard Target Retirement 2005	9.71
Vanguard Target Retirement 2010	11.43
Vanguard Target Retirement 2015	12.47
Vanguard Target Retirement 2020	13.12
Vanguard Target Retirement 2025	13.84
Vanguard Target Retirement 2030	14.43
Vanguard Target Retirement 2035	15.14
Vanguard Target Retirement 2040	15.17
Vanguard Target Retirement 2045	15.19
Vanguard Target Retirement 2050	15.20
Vanguard Windsor II	10.62
Vanguard 500 Index Investor	14.91
Vanguard Total Stock Market Index	17.09
Vanguard PRIMECAP	12.89
Artisan Mid Cap Value Investor	14.37
Royce Premier Service	26.22
Vanguard Extended Market Index	27.37
T. Rowe Price Mid-Cap Growth	28.06

Royce Total Return Instl	23.65
JPMorgan Small Cap Equity Select	26.41
Sentinel Small Company A	23.02
American Funds EuroPacific Growth R4	9.39
Vanguard Total International Stock Index	11.12
Columbia Acorn International Z	22.70
Oppenheimer Developing Markets Y	27.39
Jennison Natural Resources A	27.79
AIM Real Estate Inst	23.27

A participant's vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, in five annual installments or in ten annual installments.  Participants elect to receive this account balance under the Executive Defined Compensation Plan either upon separation from service or the first day of the plan year following the participant’s separation from service.  Payments upon separation from service will be delayed six months in accordance with Section 409A of the Code in the event a participant is a “specified employee” for purposes of Section 409A.

A participant may be entitled to make a withdrawal prior to his or her termination of employment if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant's needs. An unforeseeable emergency is defined in the plan as a severe financial hardship to the participant that results from: (a) an illness or accident of the participant, the participant’s spouse, the participant’s beneficiary or the participant’s dependent, (b) a loss of the participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment.  The plan relies upon the definition of a “change in control” as it exists in the Company’s current Long Term Incentive Plan.

If a participate dies prior to the complete payment of his account, the entire amount remaining under the Executive Deferred Compensation Plan will be paid in a single lump sum cash payment to the participant’s beneficiary in the first calendar quarter following the participant’s death.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is party to severance agreements and change in control agreements with its executive officers listed in the section entitled “Directors and Executive Officers”.  Salaries and annual incentive bonuses are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries at its discretion.

Equity Awards

For information about accelerated vesting of various equity awards, please see the Narrative Disclosure for the 2010 Grants of Plan Based Awards Table and the footnotes that follow the tables below quantifying payments under various termination scenarios and upon a change in control.

Severance Agreements

The severance agreements provide for the following payments upon a termination of employment due to death, disability or a normal retirement: (1) any earned but unpaid salary, (2) all accrued or vested obligations due to the executive pursuant to the Company’s employee benefit plans at the time of the termination, including any compensation that had previously been deferred by the executive, and (3) a separation payment in the amount of the executive officer’s base salary.

The severance agreements also provide that, if the executive officer terminates employment for good reason or if an executive’s employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits.  The separation payment is an amount equal to the sum of (1) one times the executive officer's base salary (three times base salary for Mr. Sheffield and 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly executive officer's cost to continue coverage for himself and his eligible dependents under the Company's group medical plans (36 times the monthly cost in the case of  Mr. Sheffield and 30 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company.  In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain awards under the Company's 2006 Long-Term Incentive Plan (for more information, please see the footnotes to the tables quantifying potential payments in this section).  Payment of an executive’s bonus on any type of termination, other than a change in control termination (discussed below), is at the discretion of the Compensation Committee.  The severance agreements terminate upon a change in control of the Company.

Change in Control Agreements

The change in control agreements provide that, if the executive officer terminates employment (1) for good reason or (2) if an executive officer's employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, then the Company must (A) pay the executive officer a separation payment, (B) provide the executive officer with continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), (C) pay earned salary and vested benefits, and (D) fully vest all the executive officer's awards under the Company's 2006 Long-Term Incentive Plan.  The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer's base salary and target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in that calendar year, and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company.

If the Company terminates an executive officer without cause following a potential change in control and if a change in control actually occurs within 12 months, the executive officer will be entitled upon the change in control to the difference between (1) any payments that the executive already received from the Company upon the executive’s actual termination date, and (2) those payments or benefits that would have been paid to the executive if the executive had been terminated without cause immediately following the change in control, plus a payment equal to the value of the executive officer's equity-based awards that did not vest when his or her employment was terminated.  If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must (1) pay the executive officer a reduced separation payment equal to his or her annualized base salary, (2) pay the executive officer earned salary and vested benefits, and (3) provide the executive officer with continued coverage for one year under group medical benefit plans.

The change in control agreements also obligate the Company to make the executive officers whole (that is, provide a "gross-up") for excise taxes that may be imposed on payments under the change in control agreements by Section 4999 of the Internal Revenue Code. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.

The change in control agreements also provide for a payment equal to one times the executive officer's base salary in the event of his or her death, disability or normal retirement within two years following a change in control.

All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum.  Cash separation payments will only be made following the executive officer’s execution of a general release in favor of the Company.   While the lump sum payments will be made within a ten day period following a termination of employment where possible, in the event that the individual is considered a “specified employee” pursuant to the regulations promulgated under Section 409A of the Code, certain payments or benefits may be delayed for a period of six months as required by the federal tax regulations in order to prevent an excise tax of 20 percent from being imposed on such payments.

Definitions. For purposes of the severance and change in control agreements, the terms set forth below generally have the meanings described below:

A "change in control" generally includes the occurrence of any of the following events or circumstances: (1) a person or group acquires securities of the Company that, together with any other securities held by such person, constitutes 40 percent or more of either (x) the then outstanding shares of the Company's common stock or (y) the combined voting power of the then outstanding voting securities of the Company, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board of Directors changes, other than new members elected or nominated by at least a majority of the then-current board, absent an election contest or similar proxy dispute; (3) the Company merges or engages in a similar transaction, or sells all or substantially all of its assets, unless the Company's stockholders prior to the transaction own more than half of the voting interest of the Company or the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the Company or the resulting entity; or (4) the Company's stockholders approve a complete liquidation or dissolution of the Company.  The change in control agreements also restrict the definition of a “change in control” to a change in control event for purposes of Section 409A of the Code in the event that an executive officer would receive payments under the agreement due to a termination of employment following a “potential change in control” but prior to the occurrence of a “change in control.”

A "potential change in control" will be deemed to have occurred if (1) a person or group announces publicly an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs which the Board declares to be a potential change in control.

"Cause" generally means any of the following circumstances: (1) the officer's failure to substantially perform his or her duties, unless the failure is due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) the officer's engaging in an act of gross misconduct that results in, or is intended to result in, material damage to the Company's business or reputation; (3) the officer's failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) the officer's conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct. In addition, in the severance agreements, "cause" includes a material violation by the officer of the provisions of the confidentiality and non-solicitation restrictions in the agreement.

A “disability” shall mean the employee’s physical or mental impairment or incapacity of such severity that, in the opinion of the Company’s chosen physician, the employee is unable to continue to perform his or her duties.  A “disability” will also be deemed to have occurred if the employee becomes entitled to long-term disability benefits under any of the Company’s employee benefit plans.

"Good reason," in the change in control agreements, generally means any of the following circumstances: (1) the assignment to the officer of duties materially inconsistent with his or her position as compared to his or her duties immediately prior to the potential change in control or change in control; (2) a reduction in the officer's base salary; or (3) the failure to provide the officer the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company's then existing practices.

The definition of "good reason" in Mr. Sheffield's and Mr. Dove's severance agreements is substantially similar to the definition in the change in control agreement, except that, in Mr. Sheffield's agreement, "good reason" also includes the failure of the Company to nominate him for re-election to the Board of Directors, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Messrs. Sheffield and Dove, "good reason" generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

An executive will be considered eligible for “normal retirement” upon reaching the age of 60 years.

The following tables quantify the payments and benefits provided to the NEO's upon the events specified below.  The value of the accelerated vesting or settlement of equity awards is based on the closing price of $86.82 of the Company's common stock on December 31, 2010.

Scott D. Sheffield.  The following table shows, as of December 31, 2010, the estimated potential payments and benefits that would be received by Mr. Sheffield upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$17,759,378	$10,659,721	$17,759,378
Performance Units (3)	$-	$19,248,211	$10,790,279	$19,248,211
Stock options (2)	$-	$9,959,674	$5,503,908	$9,959,674
Phantom units (2)	$-	$725,044	$181,261	$725,044
Benefits & Perquisites:
Severance Payment	$-	$2,868,004	$956,001	$5,716,885
Prorated Bonus Payment (4)	$-	$956,000	$956,000	$956,000
Medical Benefit Continuation (5)	$-	$30,610	$-	$137,914
280G Reimbursement	$-	$-	$-	$11,516,053
Pay in lieu of 30-day Notice (6)	$-	$79,667	$-	$79,667
Total	$-	$51,626,588	$29,047,170	$66,098,826
______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2010, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2011 of 38,479 shares of restricted stock and the grants of awards made in February 2011 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and Pioneer Southwest phantom unit awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  Unvested restricted stock, stock option and Pioneer Southwest phantom unit awards also automatically vest upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (10) and (11) of the 2010 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 36 months in the event of a termination not for cause or a termination for good reason.  In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Sheffield is eligible to receive Medicare benefits; thus, the period of continued coverage is six years and six months as of December 31, 2010.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Richard P. Dealy.  The following table shows, as of December 31, 2010, the estimated potential payments and benefits that would be received by Mr. Dealy upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$3,579,145	$3,579,145	$5,841,250
Performance Units (3)	$-	$3,618,875	$3,618,875	$6,263,629
Stock options (2)	$-	$1,888,857	$1,888,857	$3,350,842
Phantom units (2)	$-	$49,429	$49,429	$197,748
Benefits & Perquisites:
Severance Payment	$-	$406,001	$406,001	$2,225,562
Prorated Bonus Payment (4)	$-	$345,000	$345,000	$338,334
Medical Benefit Continuation (5)	$-	$22,350	$-	$38,631
280G Reimbursement	$-	$-	$-	$4,023,164
Pay in lieu of 30-day Notice (6)	$-	$33,833	$-	$33,833
Total	$-	$9,943,490	$9,887,307	$22,312,993
______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2010, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2011 of 12,643 shares of restricted stock and the grants of awards made in February 2011 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and Pioneer Southwest phantom unit awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (10) and (11) of the 2010 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements.  In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Chris J. Cheatwood.   The following table shows, as of December 31, 2010, the estimated potential payments and benefits that would be received by Mr. Cheatwood upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$2,344,526	$2,344,526	$3,894,745
Performance Units (3)	$-	$2,276,493	$2,276,493	$3,943,799
Stock options (2)	$-	$1,187,426	$1,187,426	$2,107,718
Benefits & Perquisites:
Severance Payment	$-	$376,002	$376,002	$1,873,739
Prorated Bonus Payment (4)	$-	$263,200	$263,200	$250,667
Medical Benefit Continuation (5)	$-	$22,350	$-	$37,911
280G Reimbursement	$-	$-	$-	$2,462,491
Pay in lieu of 30-day Notice (6)	$-	$31,333	$-	$31,333
Total	$-	$6,501,330	$6,447,647	$14,602,403
______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2010, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2011 of 8,520 shares of restricted stock and the grants of awards made in February 2011 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (10) and (11) of the 2010 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements.  In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Timothy L. Dove.   The following table shows, as of December 31, 2010, the estimated potential payments and benefits that would be received by Mr. Dove upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$10,197,183	$6,121,408	$10,197,183
Performance Units (3)	$-	$10,419,919	$6,033,339	$10,419,919
Stock options (2)	$-	$5,587,690	$3,154,136	$5,587,690
Benefits & Perquisites:
Severance Payment	$-	$1,327,503	$531,001	$3,016,615
Prorated Bonus Payment (4)	$-	$504,450	$504,450	$477,900
Medical Benefit Continuation (5)	$-	$37,801	$-	$387,893
280G Reimbursement	$-	$-	$-	$6,605,371
Pay in lieu of 30-day Notice (6)	$-	$44,250	$-	$44,250
Total	$-	$28,118,796	$16,344,334	$36,736,821
______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2010, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2011 of 21,438 shares of restricted stock and the grants of awards made in February 2011 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  Unvested restricted stock and stock option awards also automatically vest upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, Death or Disability, vesting of the award is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability. The number of shares underlying performance units is calculated based on the same rankings in footnotes (10) and (11) of the 2010 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 30 months in the event of a termination not for cause or a termination for good reason.  In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage until Mr. Dove is eligible to receive Medicare benefits; thus, the period of continued coverage is 11 years as of December 31, 2010.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

Danny L. Kellum.  The following table shows, as of December 31, 2010, the estimated potential payments and benefits that would be received by Mr. Berg upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for Cause	Termination Not for Cause or Termination for Good Reason	Normal Retirement or Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$-	$2,200,043	$2,200,043	$3,546,510
Performance Units (3)	$-	$2,138,521	$2,138,521	$3,708,950
Phantom units (2)	$-	$29,640	$29,640	$118,619
Stock options (2)	$-	$1,114,482	$1,114,482	$1,979,690
Benefits & Perquisites:
Severance Payment	$-	$376,002	$376,002	$1,873,739
Prorated Bonus Payment (4)	$-	$263,200	$263,200	$250,667
Medical Benefit Continuation (5)	$-	$15,305	$-	$25,138
280G Reimbursement	$-	$-	$-	$2,355,486
Pay in lieu of 30-day Notice (6)	$-	$31,333	$-	$31,333
Total	$-	$6,168,526	$6,121,888	$13,890,132
______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2010, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2011 of 8,520 shares of restricted stock and the grants of awards made in February 2011 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock, stock option and Pioneer Southwest phantom unit awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (10) and (11) of the 2010 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements.  In the event of a termination in connection with a change in control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.

COMPENSATION PROGRAMS AND RISK CONSIDERATIONS

The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board of Directors of the Company has established substantial stock ownership guidelines for the Company’s directors and executive officers, as well as other officers of the Company and its subsidiaries.

•
With regard to the compensation of the Company’s executive officers, as discussed in the Compensation Discussion and Analysis section, although the Company’s compensation program is weighted toward pay-for-performance, the Company believes the following aspects mitigate against the taking of excessive risk:

•
The long-term incentive component of the program, which is intended to be the largest component of each executive officer’s overall compensation package, is divided into different types of awards, but all are weighted toward long-term achievement, with vesting periods of three years that are based on the value of the Company’s stock and not on any particular metric, which could encourage risk-taking.

•
Each executive officer’s annual cash bonus is based on a number of goals set for the Company as a whole, some of which counteract the potential for risk taking, such as goals for levels of indebtedness, and is ultimately a subjective judgment made by the Compensation Committee, which can consider risks facing the Company and market conditions at the time of the decision.

•
With regard to the Company’s overall compensation program, while the Company has organized itself into asset teams focused on the Company’s significant oil and gas assets, the Company’s compensation philosophy is focused on the Company’s performance as a whole, and any variations in compensation based on achievements within any one asset team or employee group consist of relatively small adjustments to salary and bonus. The Company does not compensate any division or group of its employees significantly differently than any other. In addition, substantially all of the Company’s employees receive grants of equity awards each year that vest over a period of three years in order to align their interests with the long-term performance of the Company.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Buchanan, Cates, Lundquist, Ramsey and Reiman served on the Compensation Committee during fiscal year 2010.  None of the directors who served on the Compensation Committee during fiscal year 2010 has ever served as one of the Company’s officers or employees.  During fiscal year 2010, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board of Directors or the Compensation Committee.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls, financial statements and the audit process.  The Board of Directors, in its business judgment, has determined that all members of the Audit Committee meet the independence standards of the New York Stock Exchange and Securities and Exchange Commission applicable to members of the Audit Committee.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company's internal controls over financial reporting.  While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent registered public accounting firm for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2010 with management and the independent registered public accounting firm.  The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence.

Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.  The Audit Committee has also selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2011.

Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.  Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Respectfully submitted by the Audit Committee of the Board of Directors,

R. Hartwell Gardner, Chairman
Thomas D. Arthur, Member
Frank A. Risch, Member
Jim A. Watson, Member

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders.  The Company's Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board of Directors and its Lead Director
•	Qualifications and independence of directors
•	Size of the Board of Directors and director selection process
•	Committee functions and independence of committee members
•	Meetings of non-employee directors
•	Self-evaluation
•	Ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.pxd.com)
•	Reporting of concerns to non-employee directors or the Audit Committee
•	Compensation of the Board of Directors and stock ownership requirements
•	Succession planning and annual compensation review of senior management
•	Access to senior management and to independent advisors
•	New director orientation
•	Continuing education
•	Related person transactions

The Company’s Corporate Governance Guidelines are posted on the Company's website at www.pxd.com/governance.  The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters.  The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Mr. Sheffield was first elected Chief Executive Officer of the Company in August 1997 and Chairman of the Board of Directors of the Company in August 1999, and has been re-elected to those positions each year since 1999. Mr. Sheffield also served as the Chairman of the Board and Chief Executive Officer of Parker & Parsley, a predecessor of the Company, from October 1990 until the formation of the Company in August 1997.

The Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

To ensure a strong and independent board, all directors of the Company, other than Mr. Sheffield, are "independent" as described in more detail below. In addition, the Company’s Corporate Governance Guidelines provide that if the Chairman is also the Chief Executive Officer, the Board will designate one of its members as the Lead Director to serve as the chair of the Nominating and Corporate Governance Committee and to provide, in conjunction with the Chairman and CEO, leadership and guidance to the Board.

Mr. Ramsey has served as Lead Director of the Board since November 2002.  In this capacity, Mr. Ramsey provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors.  He also (i) presides at the executive sessions of the independent directors; (ii) in consultation with the Chairman and Secretary, establishes the agenda for each meeting of the Board, taking into account suggestions of other directors; and (iii) serves as the Board's contact for direct employee and stockholder communications with the Board of Directors. In addition, all directors are encouraged to suggest the inclusion of agenda items meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. All of these principles are set forth in the Company’s Corporate Governance Guidelines.

The Board regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team.  Further, the Board has complete access to the Company’s management team.

Given the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board comprised of strong and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO best serves the interests of the Company and its stockholders.

Director Independence

The Company's standards for determining director independence require the assessment of directors' independence each year.  A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE and SEC.  As contemplated by the NYSE rules, the Board of Directors has also adopted categorical standards to assist in determining whether any material relationship with the Company or its management exists.  Directors who have any of the relationships outlined in the categorical standards are considered to have relationships that require the Board of Directors' review of the full facts and circumstances in order to determine whether the relationship impairs the independence of the director.  The categorical standards are as follows:

•	the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;
•	the director, or any member of the director's family, has not been employed by the Company in the last three years;
•	the director, or any member of the director's family, has not been employed by, or affiliated with, the Company's independent registered public accounting firm in the last three years;
•	the director, or any member of the director's family, has not been part of an interlocking directorate in the last three years;
•	the director, or any member of the director's family, has not received non-director fee compensation from the Company in the last three years;
•
the director is not an executive officer or employee, and no member of the director's family is an executive officer, of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of such other company's consolidated gross revenues in the last three years;

•	the director does not own more than 4.9 percent of the Company's shares;
•	the director does not serve on more than three other public company boards; and
•	the director does not serve on the board of another oil and gas exploration and production company.

The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company's categorical standards and the independence standards of the NYSE.  The

Board of Directors affirmatively determined that all nine non-employee directors (Messrs. Arthur, Buchanan, Cates, Gardner, Lundquist, Reiman, Ramsey, Risch, and Watson) are independent.

    In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee.  Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Financial Literacy of Audit Committee and Designation of Financial Experts

In May 2010 the Board of Directors evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert.  The Board of Directors determined that each of the Audit Committee members is financially literate and that two of the Audit Committee members (Messrs. Gardner and Risch) are audit committee financial experts as defined by the SEC.

Oversight of Risk Management

Except as discussed below, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks.  For example:

•
the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	the Board reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal controls risks, as well as other financial risks such as the credit risks associated with counterparty exposure.  Management and the Company’s external and internal auditors report regularly to the Audit Committee on those subjects. The Board does not consider its role in oversight of the Company’s risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

    The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable.  All of the directors attended the 2010 Annual Meeting of Stockholders held on May 14, 2010.

Procedure for Directly Contacting the Board of Directors and Whistleblower Policy

The means for stockholders and any other interested parties to contact the Board of Directors (including the Lead Director) directly has been established and is published on the Company's website at www.pxd.com.  Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud; (iii) violations of law, Company policy or the Company's Code of Business Conduct and Ethics; or (iv) other concerns that should be brought to the attention of the Company’s independent directors.  All complaints and concerns will be received and processed by the Company's Corporate Secretary's Office.  Complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee of the Company's Board of Directors and other concerns will be referred to the Lead Director of the Company's Board of Directors.  Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person (if known) providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to take any adverse action, and to not tolerate any retaliation against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 21, 2011, the record date, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of the Company’s common stock, (ii) each NEO of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group:

Name of Person or Identity of Group	Number of Shares	Percentage Of Class (a)

SPO Advisory Corp (c)	11,181,254	9.6
591 Redwood Highway, Suite 3215
Mill Valley, California 94941

Southeastern Asset Management, Inc. (d)	8,000,675	6.9
Longleaf Partners Fund
O. Mason Hawkins
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119

BlackRock, Inc. (e)	6,558,384	5.6
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc. (f)	6,330,353	5.4
100 Vanguard blvd.
Malvern, PA 19355

Neuberger Berman Group LLC (g)	6,184,100	5.3
605 Third Avenue
New York NY 10158

Scott D. Sheffield (i) (j) (k) (m)	683,675	(b)

Richard P. Dealy (h) (i) (j) (m)	138,904	(b)

Chris J. Cheatwood (i) (j) (k) (l) (m)	71,257	(b)

Timothy L. Dove (i) (j) (m)	256,715	(b)

Danny L. Kellum (i) (j) (k) (m)	105,647	(b)

Thomas D. Arthur (i)	12,728	(b)

Edison C. Buchanan (i)	23,272	(b)

Andrew F. Cates (i) (j) (l) (n)	18,055	(b)

R. Hartwell Gardner (i)	51,815	(b)

Andrew D. Lundquist (i) (k)	18,088	(b)

Charles E. Ramsey, Jr. (i) (n)	22,151	(b)

Scott J. Reiman (i)	11,348	(b)

Frank A. Risch (i)	16,834	(b)

Jim A. Watson (i)	13,434	(b)

All directors and executive officers as a group (19 persons) (h) (i) (j) (k) (l) (m) (n)	1,705,775	1.5
___________
(a)	Based on 116,783,863 shares of common stock outstanding.
(b)	Does not exceed one percent of class.
(c)	Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 14, 2011.
(d)
The Schedule 13D/A filed with the SEC on March 10, 2011, which is a joint statement on Schedule 13D filed by Southeastern Asset Management, Inc. and O. Mason Hawkins ("Hawkins"), states that the Schedule 13D is being filed by Southeastern as a registered investment adviser, and that all of the securities covered by the statement are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern.  The Schedule 13D further states that the statement is also being filed by Hawkins, the Chairman of the Board and CEO of Southeastern, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities.  The existence of such control is expressly disclaimed.  Hawkins does not own directly or indirectly any securities covered by the Schedule 13D for his own account.

(e)	Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 8, 2011.
(f)	Based on a Schedule 13G filed with the SEC on February 10, 2011.
(g)
Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 14, 2011, which states that Neuberger Berman Group LLC may be deemed to be a beneficial owner of these securities because certain affiliated persons have shared power to retain or dispose of the securities of many unrelated clients, that Neuberger Berman Group LLC or its affiliated persons do not have any economic interest in the securities of those clients, and that clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities.

(h)	Includes 1,750 shares subject to exercisable stock options.
(i)
Includes the following number of unvested restricted shares, or restricted stock units that will vest within 60 days: Mr. Sheffield, 166,075; Mr. Dealy, 63,617;  Mr. Cheatwood, 43,075; Mr. Dove, 111,588; Mr. Kellum, 36,819; Mr. Arthur, 997; Mr. Buchanan, 1,057; Mr. Cates, 997; Mr. Gardner, 1,057; Mr. Lundquist, 997; Mr. Ramsey, 1,057; Mr. Reiman, 997; Mr. Risch, 997; Mr. Watson, 997; and all directors and executive officers as a group, 575,542.

(j)
Includes the following number of shares held in each respective officer’s or director's 401(k) account: Mr. Sheffield, 22,087; Mr. Dealy, 311; Mr. Cheatwood, 130; Mr. Dove, 351; Mr. Kellum, 531; and Mr. Cates, 382.

(k)	Includes the following number of shares held in each respective officer’s investment retirement account: Mr. Sheffield, 37,827; Mr. Cheatwood, 2,000; Mr. Kellum, 1,516; and Mr. Lundquist, 1,500.
(l)	Includes the following number of shares held in the names of each respective officer’s or director's children: Mr. Cheatwood, 4,500 shares; and Mr. Cates, 764 shares.
(m)
Excludes the performance units that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved.  For Mr. Sheffield, excludes 25,704 restricted stock units.

(n)	Includes the following number of shares held in trusts for the benefit of family members: Mr. Cates, 190; and Mr. Ramsey, 16,676.
(o)
None of the non-employee directors of the Company beneficially owns any equity securities of any subsidiary of the Company, including Pioneer Southwest. The following table sets forth certain information regarding the beneficial ownership of common units of Pioneer Southwest as of March 21, 2011, by each NEO of the Company and all directors and executive officers as a group:

Name of Person or Identity of Group	Number of Units*

Scott D. Sheffield	12,000

Richard P. Dealy	20,000

Chris J. Cheatwood	10,000

Timothy L. Dove	8,068

Danny L. Kellum	-

All directors and executive officers as a group (19 persons)	69,894
___________
* Does not exceed one percent of class.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.  Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2010.

TRANSACTIONS WITH RELATED PERSONS

Employment of Tom Sheffield.  Tom Sheffield, the brother of Scott D. Sheffield, is employed at a subsidiary of the Company as the Vice President of the Rockies Asset Team.  For 2010, Tom Sheffield was paid $242,000 in base salary and $245,025 in bonus and other benefits and received equity compensation awards under the Company’s 2006 Long-Term Incentive Plan having a grant date fair value for financial statement purposes of $263,901.  Scott D. Sheffield disclaims any interest in Tom Sheffield's compensation.

Bryan Sheffield and Well Operations Transaction.  On August 1, 2008, Bryan Sheffield, the son of Scott D. Sheffield, obtained from his maternal grandfather ownership of Parsley Energy Operations LLC, a company that operates 120 Spraberry field wells in which the Company holds an average 36 percent working interest.  For 2010, Parsley Energy received standard overhead and supervision fees for operating these wells in the amount of approximately $1,410,164 (with the Company's net share being $503,712).  Scott D. Sheffield disclaims any interest in any compensation paid to Bryan Sheffield from the operation of these wells.

Procedures for Review, Approval and Ratification of Related Person Transactions

The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and make a recommendation to the Board of Directors regarding the initial authorization or ratification of any such transaction.  In the event that the Board of Directors considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction.  In February 2011, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.

The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company's Code of Business Conduct and Ethics.

There were no transactions since the beginning of 2010 that were required to be reported in "Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accounting firm of the Company for 2011. Ernst & Young LLP has audited the Company's consolidated financial statements since 1998.  The 2010 audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 25, 2011.

The Board of Directors is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting.  The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance.  If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's independent registered public accounting firm.  The stockholders' ratification of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

Audit Fees.  The aggregate fees of Ernst & Young LLP for professional services rendered for the (i) audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K, (ii) audit of the Company's internal control over financial reporting,  (iii) reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q, (iv) services rendered to the Company’s consolidated subsidiary, Pioneer Southwest, in connection with the audit of its annual consolidated financial statements and review of its quarterly financial statements and (v) services in connection with the Company's and Pioneer Southwest’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2010 and 2009, were $2,550,000 and $2,843,000, respectively.

Audit-Related Fees.  The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $107,000 and $102,000 during each of the years ended December 31, 2010 and 2009, respectively.  Audit-related services comprised audits of the Company's 401(k) Plan and certain affiliated partnerships and subsidiaries, and related out-of-pocket expenses.

Tax Fees.  The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled  $13,000 and $22,000 during the years ended December 31, 2010 and 2009, respectively. Tax services were primarily comprised tax return preparation and review services for the Company's international subsidiaries and consultation on various tax issues.

All Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during the years ended December 31, 2010 and 2009 totaled $2,000 and $8,000, respectively.  The other services comprised access to Ernst & Young LLP's on-line research services.

The Charter of the Company's Audit Committee requires that the Audit Committee review the plan, scope and estimated fees of Ernst & Young LLP's audit, audit-related, tax and other services and pre-approve such services.  During 2010, the Audit Committee pre-approved 100 percent of the services described above under the captions "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees."

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2011.

ITEM THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Securities Exchange Act of 1934 by adding Section 14A, which requires public companies to conduct a separate shareholder advisory vote to approve the compensation of executives, commonly known as a “say-on-pay” proposal. Accordingly, the Board of Directors is submitting for an advisory vote a proposal that the Company’s stockholders approve the compensation of the Named Executive Officers.

As described in the Compensation Discussion and Analysis above, the Company’s executive compensation program is designed to “pay for performance” based on a proper allocation among long-term and short-term goals developed to establish a proper balance of risks in achieving goals.

The Board of Directors recommends that the Company’s stockholders vote in favor of the following advisory resolution:

“Resolved, that the stockholders of Pioneer Natural Resources Company approve the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for this Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  The vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee.  Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders, and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers as described in this proxy statement.

ITEM FOUR

ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION
ADVISORY VOTES

The newly enacted Section 14A of the Securities Exchange Act of 1934 also requires the Company to submit for a vote a proposal as to whether to have the advisory vote on executive compensation (Item Three in this year’s proxy statement) on the agenda for future annual stockholders meetings every one, two or three years.

The Board of Directors recognizes the importance of receiving regular input from the Company’s stockholders on important issues such as the Company’s executive compensation program.  Additionally, the Board is aware that many influential commentators in the area of corporate governance recommend that the advisory vote on executive compensation be held every year. Therefore, the Board of Directors recommends that the advisory stockholder vote on executive compensation be held every year.

 While the Board of Directors recommends that the advisory vote on executive compensation be held every year, the proxy card provides you the ability to vote to approve holding the vote every one, two or three years, or to abstain from voting. This vote is advisory and is not binding on the Company or the Board of Directors in any way.  Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders, and will take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

             The Board unanimously recommends that stockholders vote for the option of EVERY YEAR as the preferred frequency for advisory votes on executive compensation.

STOCKHOLDER PROPOSALS

            The following two items for consideration are proposals submitted by stockholders seeking advisory votes to change the Company’s governance. The vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or any committee of the Board of Directors. The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and pursuing the Company’s goal of building sustainable long-term growth in stockholder value.  The Board believes that current governance practices provide such a framework.  For example, the Company was among the top performing companies in both the S&P 500 and in the S&P 500 Oil & Gas Index for the period 2009-2010.

The Board of Directors and its Nominating and Corporate Governance Committee closely monitor corporate governance developments. Further, the Board continually seeks to improve and enhance its corporate governance practices by periodically reviewing the Company’s existing practices in light of the current corporate governance environment and retaining or implementing practices that it believes serve the best interests of the Company’s stockholders. As a result of such a review, the Company recently disclosed that it was the current intent of the Board to allow the Company’s stockholder rights plan to expire at the end of its term in July of this year. However, the Board believes that the changes advocated in the following stockholder proposals are not in the best interests of the Company’s stockholders for the reasons specified below.

ITEM FIVE

STOCKHOLDER PROPOSAL RELATING TO MAJORITY VOTING FOR DIRECTORS

The United Brotherhood of Carpenters Pension Fund (the “Union”), 101 Constitution Avenue, N.W., Washington, D.C. 20001, which states that it is the beneficial owner of 1,784 shares of Pioneer Common Stock as of November 23, 2010, proposes to present the following resolution for adoption at the Annual Meeting. In accordance with applicable proxy regulations, the Company has included the following stockholder proposal and supporting documents submitted by the proponent.

Director Election Majority Vote Standard Proposal

Resolved:  That the shareholders of Pioneer Natural Resources Company (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:   Pioneer Natural Resources' Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. Under the current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld” from the nominee. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past five years, a significant majority of companies in the S&P 500 Index has adopted a majority vote standard in company bylaws, articles of Incorporation, or charter. These companies have also adopted a director resignation policy that establishes a board-centric post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections.

The Pioneer Natural Resources Board of Directors has not acted to establish a majority vote standard, retaining its plurality vote standard, despite the fact that many of its self-identified peer companies including Anadarko Petroleum Corporation, Apache Corporation. EOG Resources and Noble Energy have adopted majority voting. The Board should take this critical first step in establishing a meaningful majority vote standard. With a majority vote standard in place, the Board can then act to adopt a director resignation policy to address the status of unelected directors. A majority vote standard combined with a postelection director resignation policy would establish a meaningful right for shareholders to elect directors at Pioneer Natural Resources, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream major U.S. companies and establish a majority vote standard.

The Company’s Statement In Opposition to the Proposal

THE BOARD OF DIRECTORS OPPOSES THIS STOCKHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM FIVE FOR THE FOLLOWING REASONS:

The Board of Directors and its Nominating and Corporate Governance Committee have closely monitored the ongoing corporate governance developments and debate concerning majority voting in the election of directors, including recent proposals in the U.S. Congress that would have mandated majority voting but were ultimately not adopted. After thorough examination and consideration of this issue, the Board recommends a vote against this proposal for the following reasons:

•	The Board has demonstrated that its current process results in the election of highly qualified directors;

•
Implementation of the stockholder proposal could result in failed elections, does not provide the stockholders with a greater voice and could significantly increase the influence of special interest stockholder groups; and

•	The stockholder proposal is premature in light of developments in the area of corporate governance.

The Board of Directors has demonstrated that its current process results in the election of highly qualified directors and improved stockholder value.

Given the Company’s strong corporate governance practices and proven performance, the Company believes this proposal is unnecessary. The Board of Directors has in place an effective nomination and evaluation process that identifies and proposes qualified independent director nominees to serve the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee, which is composed solely of independent directors, evaluates and recommends director nominees for election based on factors such as: (1) experience in one or more of the key professional, business, operational, financial, legal and other functions relevant to a large U.S. independent oil and gas company; (2) judgment, intelligence, personal character and the ability to make independent analytical inquiries; and (3) the ability to contribute to the overall balance of diversity of perspectives, backgrounds and experiences on the Board.  This process has resulted in a Board that has produced tangible results in the performance of the Company and that is responsive to the Company’s stockholders. This Board is comprised of highly qualified directors from a variety of backgrounds, all of whom (other than the Chairman) are independent (as defined under New York Stock Exchange regulations).

In addition, any stockholder may recommend a candidate to be reviewed and considered by the Nominating and Corporate Governance Committee for nomination for election to the Board. Under the policy described below under the caption, “STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES,” the Nominating and Corporate Governance Committee will evaluate any director candidates recommended by stockholders based on the same criteria and in substantially the same manner as it evaluates other candidates, including incumbent directors.

The Board demonstrated its responsiveness to stockholders in 2009, when it worked cooperatively with a large stockholder to reorganize the Board by nominating three new directors selected by the stockholder and arranging for four of the Company’s then-existing directors to retire from the Board.

The Board believes that the plurality standard has served the Company well.  The Union’s characterization of the Company’s plurality voting standard, particularly the statement that a board nominee could be elected with as little as a single vote, ignores historic reality. In fact, the director nominees at all of the Company’s annual meetings since its formation in 1997 have been elected by a substantial majority of the outstanding shares. As a result, the implementation of the majority voting standard for the election of directors suggested by the Union’s stockholder proposal would not have had any impact on the outcomes of the election of directors over that period.

As a result of the Company’s stockholders’ long history of electing highly qualified directors, and because of the Company’s historical performance and rigorous director nomination and evaluation process, the Board believes that a change in the director election standard would not improve the Company’s performance or corporate governance, and is unlikely to enhance the quality of the directors elected in the future.

Implementation of the stockholder proposal could result in failed elections, does not provide the stockholders with a greater voice and could significantly increase the influence of special interest stockholder groups.

Like many other public companies, the Company uses the plurality voting standard to elect directors. Under that standard, the nominees who receive the most affirmative votes are elected to the Board of Directors. The plurality voting standard delivers election results in a simple, efficient and transparent manner. Plurality voting has long been accepted, and the rules governing plurality voting are well established and widely understood.

The majority voting standard suggested by the Union creates the potential for “failed elections” in an uncontested election where a nominee does not receive a majority of the votes cast. A failed election would either result in the existing director continuing to serve as a holdover director or create a vacancy for the Board to fill.  This does not achieve the goal of providing stockholders with a greater voice. In addition to losing knowledgeable directors, the Board could be faced with a potentially large number of vacancies at one time that could adversely affect the Company’s ability to comply with applicable NYSE or SEC requirements regarding qualified Audit and Compensation Committees, the number of independent directors and financial experts.

A further complication is the NYSE’s amendment to its broker non-vote rule, which prohibits a broker from voting a customer’s shares in a director election when the stockholder customer has provided no direction to the broker, thus reducing the total number of shares voted for directors. Given the limited public company experience with this change, which first became effective on January 1, 2010, it is difficult to predict the consequences on companies that have a majority vote standard for uncontested director elections. Based on current proxy voting trends and the influence of proxy voting advisory services, the Board believes that most withhold votes for directors in uncontested elections occur as a result of the application of voting guidelines that are heavily focused on technical corporate governance mechanics. Implementation of the proposal could significantly increase the influence of certain special interest stockholder groups whose interests and agenda may differ from those of the Company’s long-term stockholders generally. Majority voting, particularly when so-called “empty voting” and stock borrowing is employed, presents the potential for such special interest stockholder groups to abuse the rules and destabilize the Board to the detriment of the interests of long-term stockholders.

Addressing failed elections would undoubtedly be distracting to the Board and the Company’s management and may require the Board to repeat much of the process it went through prior to the stockholder meeting in order to select nominees. The Board does not believe that any of this is likely to further the Company’s goal of building sustainable long-term growth in stockholder value or create any meaningfully greater enfranchisement of the Company’s stockholders.

The stockholder proposal is premature in light of developments in the area of corporate governance.

The Board of Directors constantly monitors developments in the area of corporate governance, and the Company believes that it is premature to adopt majority voting in light of the on-going discussions and debate in this area. The legal community, stockholder advocates, corporate governance experts, public companies and other groups continue to evaluate and debate the benefits, disadvantages and consequences of majority voting and whether some modified model of plurality voting might be preferable. In fact, in 2010 the U.S. Congress considered proposals to mandate a majority voting standard for all public companies and chose not to adopt those proposals. At this time, the Company believes that its interests and the Company’s stockholders’ interests would be best served by continuing to monitor developments in this area rather than adopting a change in its voting standard at this time.

Summary

The Company believes that its stockholders are best served by the current system of plurality voting. The current process by which the Nominating and Corporate Governance Committee identifies and recommends director nominees to the Board of Directors, and the Board’s strong governance record, serves the interests of the Company’s stockholders over the long term. This stockholder proposal would not improve the Company’s performance, the Board’s corporate governance or the selection process for directors, and it could result in failed elections, holdover directors, unforeseen consequences, increased costs (both financial and in terms of management and Board focus) and a lack of director continuity. Accordingly, the Board believes the proposal is not in the best interest of the Company or its stockholders.

Recommendation

The Board of Directors opposes this stockholder proposal and unanimously recommends that stockholders vote AGAINST the approval of the stockholder proposal.

ITEM SIX

STOCKHOLDER PROPOSAL RELATING TO DECLASSIFICATION OF THE BOARD

The Florida State Board of Administration (the “SBA”), 1801 Hermitage Boulevard, Tallahassee, Florida 32308, which states that it is the beneficial owner of 307,781 shares of Pioneer Common Stock as of December 1, 2010, proposes to present the following resolution for adoption at the Annual Meeting. In accordance with applicable proxy regulations, the Company has included the following stockholder proposal and supporting statement submitted by the proponent.

Proposal To Repeal Classified Board

Resolved:  That shareholders of Pioneer Natural Resources Company (“Company”) urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors, and to require that, commencing no later than the annual meeting of 2013, all directors stand for elections annually.

Supporting Statement:   This resolution, submitted by the Florida State Board of Administration with the assistance of the American Corporate Governance Institute, LLC, urges the board of directors to facilitate a declassification of the board.  Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors.  According to FactSet Research Systems, between 2000 and 2009, the number of S&P 500 companies with classified boards declined from 300 to 164.  Furthermore, according to Georgeson reports, there were 187 shareholder proposals to declassify boards during the five proxy seasons of 2006 through 2010. The average percentage of votes cast in favor of proposals to declassify exceeded 65% in each of these five years.

The significant shareholder support for proposals to declassify boards is consistent with evidence in academic studies that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);
•	classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005);
•	firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and
•	classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Although one study (Bates, Becher and Lemmon, 2008) reports that classified boards are associated with higher takeover premiums, this study also reports that classified boards are associated with a lower likelihood of an acquisition, and that classified boards are associated with lower firm valuation.

Please vote for this proposal to make directors more accountable to shareholders.

The Company’s Statement In Opposition to the Proposal

THE BOARD OF DIRECTORS OPPOSES THIS STOCKHOLDER PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM SIX FOR THE FOLLOWING REASONS:

After thorough examination and consideration of this issue, the Board of Directors recommends a vote against this proposal for the following reasons:

•	The staggered director class structure provides the Board stability, continuity and independence;

•	Longer terms enhance director independence from management;

•	Longer terms have the effect of causing directors to consider the long-term effects of their decisions;

•	A staggered board provides protection against certain takeovers; and

•	The Board is committed to effective corporate governance practices.

The staggered director class structure provides the Board of Directors stability, continuity and independence.

In accordance with the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes, each serving a staggered three-year term. This structure provides the Board stability, continuity and independence. This structure also enhances long-term planning and ensures that, at any given time, the Board is comprised of directors who are intimately familiar with the Company’s business and strategy. A classified board also benefits the Company and its stockholders because it helps attract and retain director candidates who are willing to make long-term commitments of their time and energy. This commitment is critical to achieve the Company’s goals and is one that will best be fulfilled by a stable and continuous Board.

Longer terms of office enhance director independence from management.

Electing directors to three-year terms provides non-management directors with a longer term of office that enhances their independence from management, as well as from special interest groups who may have an agenda contrary to the long-term interests of the Company’s stockholders. As a result, independent directors with three-year terms are better able to make decisions that are in the best interest of the Company and all of its stockholders.

Longer terms have the effect of causing directors to consider the long-term effects of their decisions.

Directors elected to three-year terms are required to uphold the same fiduciary duties to the Company and its stockholders as directors elected annually, and are equally accountable to stockholders. The Company believes that longer terms have the effect of causing directors to consider the long-term effects of their decisions, and to become personally invested in assuring the success of the Company over time. As evidenced by the Company’s historical performance, the current term of service for the directors has contributed to decision-making that has borne positive results for the Company’s stockholders.

A staggered board of directors provides protection against certain takeovers.

The Company believes that the most likely event where the entire Board of Directors might be targeted for replacement is when an acquirer wants to take over the Company quickly and perhaps at a price not in the best long-term interests of the majority of the stockholders. In that instance, the candidates would be selected based on the short-term benefit to the potential acquirer rather than on their ability to represent the interests of all stockholders.

The Company’s current classified board structure strongly encourages potential acquirers to deal directly with the Board if they are interested in acquiring the Company, and better positions the Board to negotiate effectively on behalf of all stockholders to realize the greatest possible value. In addition, the Company’s classified board structure is designed to safeguard against a hostile purchaser replacing a majority of the directors with its own nominees at a single annual meeting, thereby gaining control of the Company and its assets, possibly without paying fair market value to all stockholders. A classified board does not preclude a takeover, but rather provides the Board the time and flexibility necessary to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all stockholders and weigh alternative methods of maximizing stockholder value for all stockholders, without the threat of imminent removal of a majority of members of the Board.

Companies in the oil and gas industry may be particularly vulnerable to a coercive takeover in that cyclical declines in the prices for oil and gas can lead to decreases in the Company’s stock price that do not reflect the long-term value of the Company.  Over the last 30 years, there have been four major oil and gas price collapses. If a hostile purchaser could replace a majority of a declassified board with its own nominees at a single annual meeting following a collapse in oil and gas prices, it could gain control of the Company and its assets, possibly at a price far below the Company’s net asset value.

The Board of Directors is committed to effective corporate governance practices.

The Company has an experienced and well-qualified Board of Directors with a history of responsiveness to stockholders and a track record of building long-term value for stockholders. The Board is committed to utilizing effective corporate governance practices and has adopted Corporate Governance Guidelines that emphasize this commitment and that, among other things, provide for annual evaluations of director independence and an annual self-evaluation of the Board’s performance by the Company’s Nominating and Corporate Governance Committee. Further, the Board continually seeks to improve and enhance its corporate governance practices by periodically reviewing the Company’s existing practices in light of the current corporate governance environment and retaining or implementing practices that it believes serve the best interests of the Company’s stockholders.

The Board demonstrated its responsiveness to stockholders in 2009, when it worked cooperatively with a large stockholder to reorganize the Board by nominating three new directors selected by the stockholder and arranging for four of the Company’s then-existing directors to retire from the Board.

Procedural Matters

It is important to note that stockholder approval of this proposal would not automatically declassify the Board of Directors.  In order to do so, under provisions of the Company’s Restated Certificate of Incorporation and its By-laws, a binding proposal to amend the Company’s Restated Certificate of Incorporation would first need to be adopted by the Board and presented to the Company’s stockholders. Stockholders would then have to approve the amendment with an affirmative vote of not less than two-thirds of the outstanding shares of stock of the Company entitled to vote in elections of Directors.

Recommendation

After careful consideration of this proposal, the Board of Directors has determined that retention of a classified board structure remains in the best interests of the Company and its stockholders. The Board of Directors unanimously recommends that stockholders vote AGAINST this stockholder proposal.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Stockholder Proposals

Any stockholder of the Company who desires to submit a proposal for action at the 2012 annual meeting of stockholders and wishes to have the proposal ("Rule 14a-8 Proposal") included in the Company's proxy materials, must submit the Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 6, 2011, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

In addition to the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, stockholders desiring to propose action at the 2012 annual meeting of stockholders must also comply with Article Nine of the Company’s Amended and Restated Certificate of Incorporation.  Under Article Nine, a stockholder must submit written notice of the proposed business to the Company no later than 60 days before the annual meeting or, if later, 10 days after the first public notice of the annual meeting is sent to stockholders.  The written notice must set forth all of the information required by Article Nine, including (i) the nature of the proposal with particularity, including the exact text of the proposal, (ii) the stockholder's name, business and residential addresses and telephone numbers, ownership of the Company’s stock and other personal information, and (iii) any interest of the stockholder in the proposed business.  The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

Under Rule 14a-4(c) of the Securities Exchange Act of 1934, the Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2012 annual meeting of stockholders that the stockholder does not seek to have included in the Company’s proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board of Directors intends to exercise its discretion to vote on the matter, unless the Company is notified of the proposal on or before February 19, 2012, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2).  If the Company first receives notice of the matter after February 19, 2012, and the matter nonetheless is permitted to be presented at the 2012 annual meeting of stockholders, the Board of Directors may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.  The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.  "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

Written requests for inclusion of any stockholder proposal should be addressed to Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.  The Company suggests that stockholder proposals be sent by certified mail, return receipt requested.

Director Nominations

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify, evaluate and recommend to the Board nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board of Directors that may occur between annual meetings. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee will consider the entirety of each candidate’s credentials, including his or her experience, if applicable, as a current director of the Company.  There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs.  However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

          The Nominating and Corporate Governance Committee endeavors to achieve for the Board of Directors an overall balance of diversity of perspectives, backgrounds and experiences, while also endeavoring to ensure that the size of the Board is appropriate to function effectively and efficiently. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, law, accounting, and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including its directors, officers and stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not.  However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of the Board of Directors.  In addition, the Nominating and Corporate Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

Any stockholder desiring to nominate an individual for election to the Board of Directors must comply with Article Nine of the Company’s Amended and Restated Certificate of Incorporation as described above with respect to stockholder proposals. To be considered at an annual meeting, a nomination must be submitted in writing to the Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard,

Suite 200, Irving, Texas 75039, no later than 60 days before the annual meeting or, if later, 10 days after the first public notice of the annual meeting is sent to stockholders.  In addition, the nominating stockholder’s notice must set forth all of the information required by Article Nine, including the following:

•	the nominee's name, address and other personal information;

•	the number of shares of each class and series of stock of the Company beneficially owned by such nominee;

•	the nominating stockholder's name, business and residential addresses and telephone numbers, ownership of the Company’s stock and other personal information; and

•	all other information required to be disclosed pursuant to Regulation 14A of the Securities Exchange Act of 1934.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board of Directors.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, and by personal interview or telephone by officers, directors and regular employees of the Company.  These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.  The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.  In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $10,000.  The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting.  The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.  The Company’s principal executive offices are located at 5205 North O’Connor Boulevard, Suite 200, Irving, Texas 75039.

ANNUAL REPORT AND OTHER INFORMATION

The Company's 2010 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov.  Upon written request by a stockholder, the Company will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to the Company’s expenses in furnishing the requested exhibit.  Such requests may be made by writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.

One copy of the Notice, this Proxy Statement and the 2010 Annual Report to Stockholders (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages.  This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and 2010 Annual Report to Stockholders mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039. You may also contact the Company in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.  The Proxy Materials are also available at www.cstproxy.com/pioneer/2011.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental").  Votes submitted by internet or phone must be received by 5:00 p.m., Eastern Time, on Monday, May 16, 2011.  The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.  Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted.  Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors

Mark H. Kleinman
Secretary

Irving, Texas
April 4, 2011

VOTE BY INTERNET OR TELEPHONE
QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2011

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website.  Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.  Internet and phone votes must be received by 5:00 p.m., Eastern Time, on May 16, 2011.

If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" THE PROPOSALS AS TO ITEMS 1, 2 AND 3; FOR “OPTION 1 – EVERY YEAR” AS TO ITEM 4; AND “AGAINST” THE PROPOSALS AS TO ITEMS 5 AND 6. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3; FOR “OPTION 1 – EVERY YEAR” AS TO ITEM 4; AND “AGAINST” AS TO ITEMS 5 AND 6.      Please mark your votes like this [ X ]

ITEM 1 - ELECTION OF DIRECTORS
[  ]  FOR ALL                                           [  ]  WITHHELD FOR ALL
Nominees:  (1) Edison C. Buchanan, (2) R. Hartwell Gardner and (3) Jim A. Watson
WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)
__________________________________________________________

ITEM 4 - ADVISORY VOTE REGARDING FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION [ ] OPTION 1 - EVERY YEAR [ ] OPTION 2 - EVERY TWO YEARS [ ] OPTION 3 - EVERY THREE YEARS [ ] ABSTAIN
ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM [ ] FOR [ ] AGAINST [ ] ABSTAIN	ITEM 5 - STOCKHOLDER PROPOSAL RELATING TO MAJORITY VOTING FOR DIRECTORS [ ] FOR [ ] AGAINST [ ] ABSTAIN
ITEM 3 - ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION [ ] FOR [ ] AGAINST [ ] ABSTAIN	ITEM 6 - STOCKHOLDER PROPOSAL RELATING TO DECLASSIFICATION OF THE BOARD [ ] FOR [ ] AGAINST [ ] ABSTAIN
IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________  Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email.  Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the internet!

Visit Continental Stock Transfer's website at
www.continentalstock.com
for their Internet Stockholder Service - ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above.  At "ContinentaLink" on the right side of the home page, select "Shareholder Log In."  From there, you can either "View a Sample Account" or you can register (choose "First Time Visitor" then "New Member Sign-Up").  Guidance is provided on the website.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2011, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET OR TELEPHONE
QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2011

TO VOTE BY INTERNET
www.cstproxyvote.com
Have this proxy card in hand when you access the above website.  Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.

If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" THE PROPOSALS AS TO ITEMS 1, 2 AND 3; FOR “OPTION 1 – EVERY YEAR” AS TO ITEM 4; AND “AGAINST” THE PROPOSALS AS TO ITEMS 5 AND 6. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3; FOR “OPTION 1 – EVERY YEAR” AS TO ITEM 4; AND “AGAINST” AS TO ITEMS 5 AND 6.      Please mark your votes like this [ X ]

ITEM 1 - ELECTION OF DIRECTORS
[  ]  FOR ALL                                           [  ]  WITHHELD FOR ALL
Nominees:  (1) Edison C. Buchanan, (2) R. Hartwell Gardner and (3) Jim A. Watson
WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)
__________________________________________________________

ITEM 4 - ADVISORY VOTE REGARDING FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION [ ] OPTION 1 - EVERY YEAR [ ] OPTION 2 - EVERY TWO YEARS [ ] OPTION 3 - EVERY THREE YEARS [ ] ABSTAIN
ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM [ ] FOR [ ] AGAINST [ ] ABSTAIN	ITEM 5 - STOCKHOLDER PROPOSAL RELATING TO MAJORITY VOTING FOR DIRECTORS [ ] FOR [ ] AGAINST [ ] ABSTAIN
ITEM 3 - ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION [ ] FOR [ ] AGAINST [ ] ABSTAIN	ITEM 6 - STOCKHOLDER PROPOSAL RELATING TO DECLASSIFICATION OF THE BOARD [ ] FOR [ ] AGAINST [ ] ABSTAIN
IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________  Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Annual Meeting of Stockholders will be held on May 17, 2011.  Your voting instruction must be received by 5:00 p.m. Eastern Time, on May 12, 2011 to allow Vanguard to vote according to your instruction.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
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PROXY

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO:  THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 17, 2011, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting instructions under the 401(k) plan upon the matters set forth on the reverse side.  I understand you will hold these instructions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)